As filed with the U.S. Securities and Exchange Commission on September 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Polomar Health Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-56555	86-1006313
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

32866 US Hwy. 19 N

Palm Harbor, FL 34684

(727) 425-7575

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Terrence M. Tierney

President

Polomar Health Services, Inc.

32866 US Hwy. 19 N

Palm Harbor, FL 34684

(727) 425-7575

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Fox, Esq.

Samantha M. Guido, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza, East Tower, 15th Floor

Uniondale, New York 11556

(516) 663-6600

(516) 663-6601 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 15, 2025

POLOMAR HEALTH SERVICES, INC.

5,114,497 Shares of Common Stock

This prospectus relates to the resale of up to an aggregate of 5,114,497 shares of common stock, par value $0.001 per share (“Common Stock”), of Polomar Health Services, Inc. (the “Company”) by the selling stockholders named elsewhere in this prospectus (“Selling Stockholders”). See the section entitled, “Selling Stockholders” for additional information regarding the Selling Stockholders.

The Selling Stockholders may sell the Common Stock at a fixed price of $0.20 per share until the shares of Common Stock are listed on a national securities exchange or quoted on the OTCQX or OTCQB, at which time they may be sold at prevailing market prices. There are no underwriting commissions involved in this offering.

All costs incurred in the registration of the Common Stock are being borne by the Company.

Our Common Stock is currently quoted on the OTCID Basic Market, under the symbol “PMHS.” On September 11, 2025, the last reported closing bid price for our Common Stock was $0.20.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. These securities involve a high degree of risk. See “Risk Factors” contained in this prospectus beginning on page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated                 , 2025

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires or indicates, all references to “we”, “us”, “our”, “ourselves”, “the Company,” and “Polomar” refer to Polomar Health Services, Inc. a Nevada corporation, (formerly known as Trustfeed Corp. and prior to that, Healthmed Services Ltd. and Telemax Communications) and, as the context may require, its consolidated subsidiaries. References to our “Common Stock” refer to the common stock, par value $0.001 per share, of Polomar.

You should rely only on the information contained in this prospectus. Neither we nor any of the Selling Stockholders have authorized any other person to provide you with different or additional information. Neither we nor any of the Selling Stockholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, any you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor any of the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor any of the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Certain amounts, percentages and other figures presented in this prospectus may have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them.

TRADEMARKS

This prospectus contains references to our trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus (or documents we have incorporated by reference) are the property of their respective holders. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements convey management’s expectations as to the future of Polomar, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time Polomar makes such statements. Forward-looking statements may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,”, “would”, “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this prospectus may include statements related to Polomar’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

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Polomar cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond Polomar’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Factors that could cause Polomar’s actual results to differ materially from those contemplated by its forward-looking statements include:

●	the uncertainty of profitability based upon our history of losses;
●	legislative or regulatory changes concerning prescription drugs and compounding pharmacies;
●	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue as going concern;
●	risks related to our operations and uncertainties related to our business plan and business strategy;
●	changes in economic conditions;
●	uncertainty with respect to intellectual property rights, protecting those rights and claims of infringement of other’s intellectual property;
●	competition; and
●	cybersecurity concerns.

For additional information regarding factors that could cause Polomar’s actual results to differ materially from those expressed or implied in the forward-looking statements in this prospectus, please see the risk factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this prospectus, and in our other filings with the Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time, or we currently do not expect to have a material adverse effect on our business. Except for Polomar’s ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services and products we provide and intend to provide, our industry and our general expectations concerning our industry are based on management’s estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights some information contained elsewhere in this prospectus, and it may not contain all of the information important to making an investment decision. Therefore, a potential investor should read the following summary together with the more detailed information regarding the Company and the Common Stock being sold in this offering including, in particular, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

General

The Company operates Polomar Specialty Pharmacy, LLC (“Polomar Pharmacy”) a State of Florida licensed retail compounding pharmacy, located in Palm Harbor, FL, pursuant to license # PH35196. Polomar Pharmacy is also licensed as a Special Sterile Compounding Pharmacy, permit #PH35277, which authorizes the licensed entity to dispense injectable and other sterile compounds (eye drops, infused therapeutics) upon receipt of a valid prescription. The compounding facility operates pursuant to guidelines established under Sec. 503A “Compounding Pharmacy” of the Federal Food, Drug and Cosmetic Act. Section 503A authorizes the licensed entity to manufacture compounded drugs and fulfill prescriptions provided to it by licensed physicians, physician assistants and nurse practitioners. As a result, the Company is presently authorized to fulfill and deliver compounded prescribed medications in 28 states. Polomar is also actively seeking approval and authorization in other states and expects to be able to provide prescription medications in a majority of U.S. states by the end of 2025. Polomar also anticipates applying for a drug export permit in the fourth quarter of 2025.

The Company also owns SlimRxTM (www.slimrx.com), a weight loss focused online platform that will be able to connect patients with licensed healthcare providers to prescribe weight loss medications such as semaglutide compounded with vitamin B-12 (VitaSlimTM) and/or complimented by our proprietary metformin gummy (VitaSlim PlusTM). We expect to launch the SlimRxTM telehealth platform early in the fourth quarter of 2025.

The Company filed an application for statutory trademark protection with the United States Trademark and Patent Office (“USPTO”) for SlimRx on August 29, 2024. The Company received an Office Action Letter from the USPTO on April 27, 2025, regarding the application. We have received an extension of time to respond to the USPTO’s letter until October 24, 2025. Polomar will fulfill all prescriptions received through the SlimRx website.

The Company also expects to launch PoloMedsTM (polomeds.com) during the fourth quarter of 2025 to fulfill prescriptions for diabetes medications including metformin compounds, sulfonylureas, and insulin; compounded erectile dysfunction medications including inhalable sildenafil (InhalEDTM), pursuant to our license agreement with Pinata, Inc. and Polomar’s prescription only, exclusive dermatological formulations co-developed by a board-certified dermatologist for the treatment of acne, alopecia areata, basal cell carcinoma, Becker’s nevus, vitiligo, and other common skin conditions.

An integral part of the Company’s business model is to provide prescription fulfillment services for third party web-based telehealth platforms, clinics, hospitals and large physician groups. This “wholesale” part of the business is expected to experience steady growth over the next twelve to eighteen months.

Corporate History and Capital Structure

The Company incorporated in the State of Nevada on September 14, 2000, under the name of Telemax Communications. On or about July 24, 2003, the name was changed to HealthMed Services, Ltd. On or about September 2, 2022, the name was changed to Trustfeed Corp. (“Trustfeed”). As a result of the change in ownership of the Company in 2021 by Fastbase, Inc., a Nevada corporation, the Company became a technology company with access to a global database of information to provide consumers with trusted information about the companies they do business with (the “Pre-Existing Business”).

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However, effective as of December 29, 2023 in accordance with a Stock Purchase Agreement, Fastbase, the then record and beneficial owner of (i) 90,437,591 shares of Common Stock of the Company, representing approximately 83% of the Company’s issued and outstanding Common Stock (the “Common Shares”), and (ii) 500,000 shares of the Series A Convertible Preferred Stock, par value $.001 per share, of the Company, representing 100% of the Company’s issued and outstanding shares of Preferred Stock (the “Preferred Shares” and, with the Common Shares, the “Transferred Shares”), sold the Transferred Shares to CWR 1, LLC, a Delaware limited liability company (“CWR”) for aggregate consideration of $350,000 (collectively referred to as the “Fastbase Transaction”). Additionally, Rasmus Refer, the Company’s then chief executive officer (principal executive officer, principal accounting officer and principal financial officer) and chairman and sole member of the Company’s Board of Directors (the “Board”), resigned from all director (as of February 12, 2024), officer and employment positions with the Company and its subsidiaries.

Also as of December 29, 2023, the size of the Board was increased from one director to two directors and Brett Rosen was appointed as a director to fill the vacancy, to serve as director until the next annual meeting of stockholders of the Company, subject to his prior resignation or removal, and until his successor is duly elected and qualified, and Mr. Rosen was appointed president, chief financial officer, secretary and treasurer of the Company.

Upon the consummation of the Fastbase Transaction on December 29, 2023, the Company experienced a change in control. The Fastbase Transaction and related transactions had the following consequences:

●	New management anticipated entering into a future transaction involving the Company, which could result in the acquisition of one or more businesses, companies or asset classes, including but not limited to intellectual property assets and that may currently be owned by affiliates of management.

●	The Company’s new management will be evaluating the Company’s Pre-Existing Business as part of these possible future transactions, and in the meantime, has suspended our operations relating to the Pre-Existing Business, with the expectation of permanently shutting down, spinning off or assigning the Pre-Existing Business at the time of such future transaction(s).

Effective as of March 21, 2024, Brett Rosen resigned from all of his officer and director positions with the Company, and he was replaced in all such positions by Terrence M. Tierney.

Polomar Merger

On June 28, 2024, the Company, Polomar Acquisition, L.L.C., a Florida limited liability company, and wholly owned subsidiary of the Company, and Polomar Pharmacy entered into an Agreement and Plan of Merger and Reorganization (the “Pharmacy Merger Agreement”), pursuant to which, subject to the terms and conditions of the Pharmacy Merger Agreement, Polomar Acquisition, L.L.C. merged with and into Polomar Pharmacy, with Polomar Pharmacy continuing as the surviving company and a wholly owned subsidiary of Polomar (the “Polomar Merger”). The Polomar Merger was completed on September 30, 2024.

The Polomar Merger is considered a “reverse recapitalization” as the historical financial statements of the Company, the accounting acquirer, have been substituted for the historical financial statements of Trustfeed. As a result of the Polomar Merger, the Company ceased commercializing the Pre-Existing Business.

On October 9, 2024, pursuant to the terms of the Pharmacy Merger Agreement, CWR returned 50,000,000 shares of Common Stock for cancellation. Also, in October 2024, pursuant to the terms of the Pharmacy Merger Agreement, the Company issued an aggregate of 207,414,147 (pre-split) shares of its Common Stock to the former Polomar members in the Merger.

Company Loans

On August 13, 2024, as amended on November 8, 2024, Polomar Pharmacy entered into a Promissory Note and Loan Agreement with Reprise Management, Inc. (“Reprise”) as the lender (the “Reprise Note”). Pursuant to the Reprise Note, Reprise agreed to loan to Polomar Pharmacy up to $700,000 in one or more advances from time to time. An initial draw under the Note in the amount of $522,788 was made, which funds were used to repay all amounts due to Reprise pursuant to prior undocumented loans provided by Reprise to Polomar Pharmacy. As of June 30, 2025, the outstanding principal amount of the Reprise Note was $808,875.30 plus accrued interest of $88,674.44. Also, on June 30, 2025, Reprise exchanged $300,000 of the amount due and owing under the Reprise Note for 60 shares of the Company’s newly designated and issued Series A Convertible Preferred Stock. The Reprise Note was amended on July 2, 2025 (the “2nd Amendment”), providing that the remaining principal balance of $597,549.74 of the Reprise Note shall be subject to an annual interest rate of 12% and all outstanding principal and accrued interest shall be due and payable on or before July 31, 2027. Reprise is an affiliate of Daniel Gordon and GLD Partners, LP. (“GLDLP”). Mr. Gordon is the President of Reprise and the majority shareholder of GLD Management, Inc. (“GLD Manageemnt”), the general partner of GLDLP, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

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Effective as of August 16, 2024, we entered into a Promissory Note and Loan Agreement (the “CWR Note”), as the borrower, with CWR as the lender. Pursuant to the CWR Note, CWR agreed to loan to the Company up to $250,000 in one or more advances from time to time. An initial draw under the CWR Note in the amount of $157,622.56 was made, which funds are being used to repay CWR all amounts due to CWR pursuant to prior undocumented loans provided by CWR to the Company. As of June 30, 2025, the outstanding principal amount of the CWR Note was $450,000, inclusive of all accrued interest. On July 2, 2025, the Company and CWR executed an amendment to the CWR Note (“First Amendment”), effective on June 30, 2025, CWR exchanged the CWR Note for 90 shares of the Company’s Series A Convertible Stock.

On July 21, 2025, the Company and CWR, entered into a new Promissory Note and Loan Agreement with CWR (the “Second CWR Note”). The Second CWR Note incorporates the following material terms:

●	The Company may draw up to $150,000 per the terms of the Second CWR Note. The Company is required to meet certain milestones as more fully described in the Second CWR Note in order to draw funds from CWR.

●	The Second CWR Note shall mature and be payable in full on or before October 31, 2025, or immediately upon other events as disclosed in the Second CWR Note.

●	The initial interest rate shall be 12% APR accruing on a calendar quarterly basis. In the event the Second CWR Note is not paid in full on or before October 31, 2025, then the interest rate shall be equal to the prime interest rate as published on the first day of each month in the Wall Street Journal – Money Rates plus 7%.

As of the date of this prospectus, the Company has received draws pursuant to the terms of the Second CWR Note in the amount of $113,000.

CWR, an affiliate of the Company, owns approximately 18% of the issued and outstanding shares of the Common Stock of the Company. Daniel Gordon, CWR’s manager controls or beneficially owns approximately 24% of the issued and outstanding Common Stock of the Company; therefore, Mr. Gordon has voting control over approximately 42% of the issued and outstanding shares of the Company’s Common Stock.

On July 28, 2025, the Company entered into a Promissory Note and Loan Agreement (the “Profesco Note”) with Profesco Holdings, LLC., a Michigan limited liability company (“Profesco Holdings”).

The Profesco Note incorporates the following material terms:

●	The Company may draw up to $100,000 per the terms of the Profesco Note.

●

The Profesco Note shall mature and be payable in full on or before October 31, 2025, or immediately upon other events as disclosed in the Profesco Note. The initial interest rate shall be 12% APR accruing on a calendar quarterly basis. In the event the Profesco Note is not paid in full on or before October 31, 2025, then the interest rate shall be equal to the prime interest rate as published on the first day of each month in the Wall Street Journal – Money Rates plus 7%.

Terrence M. Tierney, the Company’s CEO, President and Secretary and a director of the Company, is the sole member and manager of Profesco Holdings.

As of the date of this prospectus, the Company has received draws pursuant to the terms of the Profesco Note in the aggregate amount of $128,499.22.

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Corporate Actions

On October 10, 2024, we filed Amended and Restated Articles of Incorporation (the “Articles”) with the Secretary of State of the State of Nevada to effect the following actions:

1. To change the name of the Company from Trustfeed Corp. to Polomar Health Services, Inc.;

2. To increase the Company’s authorized shares of “blank check” preferred stock to 5,000,000; and

3. To effect a reverse stock split with a ratio of 1-for-10.

On November 1, 2024, we effected the 1 for 10 reverse stock split. Accordingly, as of November 1, 2024, there were 27,657,679 shares of our Common Stock issued and outstanding.

In addition, we adopted our 2024 Equity and Incentive Compensation Plan.

Effective December 12, 2024, the Company’s trading symbol was changed from TRFE to PMHS.

License Agreement

On June 29, 2024, Trustfeed executed a Know How and Patent License Agreement (the “Agreement”) with Pinata Holdings, Inc., a Delaware corporation (“Pinata”), as restated and amended on January 9, 2025 (See Note 9 -Subsequent Events), to license from Pinata certain patent pending intellectual property rights and know how (the “IP Rights”) regarding the proprietary delivery of products containing metformin, eletriptan, sumatriptan, semaglutide, liraglutide and sildenafil (the “Ingredients”). The license is worldwide, non-exclusive and non-transferable pursuant to the terms of the Agreement.

The Company shall be obligated to pay a royalty to Pinata ranging from ten percent (10%) to twenty percent (20%) of the net sales from products utilizing the IP Rights containing the Ingredients.

The Agreement has a perpetual term, subject to the right of either party to terminate (a) if the other party commits a material breach of its obligations under the Agreement and fails to cure such breach and (b) at any time upon 180 days prior written notice to the other party.

The Company’s wholly owned subsidiary, Polomar Pharmacy, presently utilizes the licensed IP rights in its inhalable sildenafil products and intends to use the licensed IP rights for inhalable sumatriptan and oral GLP-1 receptor agonists.

Pinata is an affiliate of CWR.

License Agreement Valuation

The Company believes that the IP rights will positively affect the Company’s revenue during the term of the Agreement. Assuming the U.S. Patent and Trademark Office grants patent protection to some or all of the IP Rights, then the Company can expect twenty years of statutory protection of the IP Rights. The Company anticipates that the use of the IP Rights could result in significant gross revenues from the sale of products utilizing the IP Rights.

Utilizing projected net revenues, after deducting contractual royalties and cost of goods sold, through December 31, 2029, derived from the IP Rights that the Company is most likely to utilize we determined that the license had a net present value of $9,735,000. We additionally took into consideration that while the term of the license is perpetual it is non-exclusive, the underlying intellectual property has not as of the date of this filing been granted patent protection by the U.S. Patent and Trademark Office and the license is terminable on one-hundred eighty (180) days notice by either party.

On January 9, 2025, the Company entered into a Restated and Amended Know How and Patent License Agreement with Pinata Holdings, Inc., (the “Restated Agreement”). The Restated Agreement was modified to include Polomar Pharmacy as an additional party to the Restated Agreement and the right of the Company to sub-license the licensed intellectual property was removed from the Restated Agreement. All other material terms of the original agreement remain unchanged.

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FORHumanity Agreement

On March 11, 2025, Polomar executed a Product Fulfillment and Distribution Agreement, effective on March 12, 2025, as amended on March 17, 2025, and Amended and Restated on August 19, 2025 (the “ForHumanity Agreement”) with ForHumanity, Inc., a Delaware corporation (“ForHumanity”) and Island Group 40, LLC (“IG4”).

The ForHumanity Agreement allows ForHumanity to exclusively market (through March 31, 2026), Polomar’s previously licensed, patent pending, inhalable sildenafil and inhalable eletriptan (the “Products”). Pursuant to the ForHumanity Agreement, Polomar shall be solely responsible for fulfilling valid prescriptions for the above-referenced medications through Polomar Pharmacy. IG4 provides account management services on behalf of Polomar.

The ForHumanity Agreement incorporates the following material terms:

●	The license is for an initial term of forty-two months and may be automatically renewed for additional terms provided ForHumanity meets certain revenue commitments prior to the end of the initial term.

●	In exchange for a guaranteed payment of $750,000 ($200,000 has been received by Polomar to date, $50,000 is due on or before September 16, 2025, and the remainder on or before October 31, 2025), Polomar has granted ForHumanity exclusivity to market the Products to potential customers through March 31, 2026. Exclusivity may be extended through June 30, 2026, provided ForHumanity provides at least $1,500,000 in gross revenue to Polomar during the first quarter of 2026. The ForHumanity Agreement provides for additional exclusivity extensions upon ForHumanity meeting increased revenue goals to Polomar, including an extension of exclusivity through December 31, 2026, provided Polomar receives gross revenues from ForHumanity of $3,000,000 for the period January 1, 2026, through June 30,2026.

●	Based upon ForHumanity’s forecasted sales, Polomar expects approximately $342,333 in gross revenue for the fourth quarter of 2025 and approximately $621,126 in the first quarter of 2026.

Merger with Altanine Inc.

On July 23, 2025, the Company, Polomar Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Altanine Inc., a Nevada corporation (“Altanine”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Altanine, with Altanine continuing as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each one share of Altanine common stock shall be automatically converted into the right to receive one share of Common Stock of the Company, and each one share of Altanine preferred stock shall be automatically converted into the right to receive one share of Company preferred stock, in each case subject to adjustment (collectively, the “Exchange Ratio”).

Following the consummation of the Merger, former common stockholders of Altanine are expected to own an aggregate of approximately 80% of the then-issued and outstanding shares of Common Stock of the Company and current common stockholders of the Company are expected to own an aggregate of approximately 20% of the then-issued and outstanding shares of Common Stock of the Company. The Company also agreed to assume Altanine’s existing incentive plan and all outstanding options granted by Altanine, as adjusted by the Exchange Ratio. Additionally, at the Effective Time, all unexercised and unexpired warrants to purchase shares of Altanine common stock or preferred stock, then outstanding shall be converted into and become a warrant to purchase the Company’s Common Stock, as adjusted by the Exchange Ratio.

The Company agreed to assume all unconverted and unexpired promissory notes of Altanine, except that the conversion terms will be adjusted for the Exchange Ratio and such notes will be convertible into the Company’s Common Stock.

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Immediately following the closing of the Merger, the composition of the Board shall be comprised of four appointees by Altanine, who shall initially be George Hornig, George Caruolo, Alexandra Peterson, and Gabrielle Toledano, and one appointee by the Company, who shall initially be Gabriel Del Virginia. Furthermore, the Board shall (a) appoint George Hornig as the Chairman of the Board, (b) accept the resignation of Terrence M. Tierney as Chief Executive Officer and President; (c) appoint Charles Andres, Jr., Altanine’s current Chief Executive Officer (“CEO”), as the CEO of the Company; and (d) appoint Mr. Tierney as Executive Vice President and Chief Administrative Officer. Mr. Tierney will continue in the role of Secretary.

The Merger Agreement contains covenants of the parties, including: (a) the requirement to take all reasonable steps to consummate the Merger, (b) restrictions on the conduct of the Company’s and Altanine’s respective businesses; (c) to use commercially reasonable efforts to prepare and submit a listing application to Nasdaq for the Surviving Company and to cause the Company’s Common Stock to be approved for listing (the “Nasdaq Listing Application”); (d) for the Company to use its best efforts to enter into an Equity Credit Line in a minimum amount of $25 million at terms to be mutually agreeable to the Company and Altanine; and (e) for the Company to adopt an amended Independent Director Compensation Policy to be in effect as of the closing of the Merger in form and substance agreeable to Altanine.

The Closing is subject to certain conditions, including (i) the Company having obtained the affirmative written consent of a supermajority of its disinterested stockholders in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, which has not, as of the date of this Current Report, been obtained, (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and Altanine and the compliance by each of the Company and Altanine with their respective obligations under the Merger Agreement, (iii) approval of the transactions contemplated by the Merger Agreement by any third-parties and governmental entities as may be required by law, (iv) the absence of any law or judgment prohibiting or making the Merger unlawful, (v) the receipt of a PCAOB compliant audit of Altanine for the fiscal years ending December 31, 2024 and 2023 and required unaudited financial statements under applicable rules of the Securities and Exchange Commission (the “SEC”), (vi) that the Company shall have filed a Registration Statement on Form S-4 (the “Registration Statement”) with respect to the issuance of the Company’s shares of Common Stock pursuant to the Merger Agreement, and such Registration Statement shall have been declared effective by the SEC, (vii) that the Nasdaq Listing Application shall have been approved by Nasdaq and (viii) that the Company shall have effected a reverse stock split in order to achieve a stock price of $10.00 per share prior to the Closing.

Risk Factor Summary

A purchase of any of our securities involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the section titled “Risk Factors” before the purchase of any of our shares of Common Stock. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the Common Stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks include, but are not limited to, the following:

Risks Related to Our Business and Financial Status

●	We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

●	Since inception, we have not established any material and recurring revenues or operations that will provide financial stability in the long term, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

●	We are at an early stage of marketing and sales and we have limited sales history.

●	We cannot make any assurance that our planned merger with Altanine will be successfully consummated.

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●	We may never become profitable.

●	If we fail to obtain additional financing, we may be unable to complete the roll-out of our business and services.

●	Business or economic disruptions or global health concerns could seriously harm our business.

●	We are subject to significant related party short term debt and other current liabilities, which we may be unable to repay.

●	Our competitors may develop and market products that are less expensive than our product candidates.

●	We have an unproven business plan.

●	We have a history of net losses and anticipate that we will continue to incur net losses for the foreseeable future.

●	Viable markets for our products may never develop, may take longer to develop than we anticipate or may not be sustainable.

●	We may not meet our development and commercialization milestones.

●	Our business depends on retaining and attracting highly capable management and operating personnel.

●	We may be unable to manage rapid growth effectively.

●	Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, manufacturing expansion and growth.

Risks Related to Our Intellectual Property

●	We are substantially dependent on licensed patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to our rights or the rights of others may result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and other proprietary rights against others.

●	We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

●	A significant portion of our business may infringe on existing patents; Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing product candidates to market and harm our ability to operate.

Risks Related to Our Common Stock

●	There is a limited trading market for our Common Stock, which could make it difficult for you to liquidate an investment in our Common Stock, in a timely manner.

●	We cannot assure you that our Common Stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our Common Stock in a timely fashion.

●	The market price and trading volume of our Common Stock may be volatile, which may adversely affect its market price.

●	Your interest in us may be diluted if we issue additional shares of Common Stock.

●	We are a smaller reporting company, and the reduced reporting requirements applicable to smaller reporting companies may make our Common Stock less attractive to investors.

●	Our Common Stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

●	We intend to issue more shares to raise capital, which will result in substantial dilution.

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●	Anti-takeover provisions that may be in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of us difficult.

●	We do not intend to pay cash dividends in the foreseeable future.

●	We expect to incur increased costs and demands upon management as a result of being a public company.

●	Failure to establish and maintain an effective system of internal controls could result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations or fail to prevent fraud in which case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock. Furthermore, our management and our independent auditors have identified certain internal control deficiencies, which management and our independent auditors believe constitute material weaknesses.

●	A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

●	If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

Risks Related to this Offering

●	The Selling Stockholders may sell their shares of Common Stock in the open market, which may cause our stock price to decline.

●	Sale of our Common Stock by the Selling Stockholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

Corporate Information

Our address is 32866 US Hwy. 19 N, Palm Harbor, FL 34684. Our website address is www.polomarhs.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

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The Offering

Issuer	Polomar Health Services, Inc.

Securities Offered:	5,114,497 shares of Common Stock.

Shares of Common Stock Outstanding Before the Offering:	27,994,624 shares of Common Stock (as of September 11, 2025)

Shares of Common Stock Outstanding After the Offering:	27,994,624 shares of Common Stock, based on our issued and outstanding shares of Common Stock as of September 11, 2025. Does not include the conversion of any shares of preferred stock, options or other warrants, or any convertible debentures or other indebtedness that may be outstanding or issuable. It also does not include any shares of Common Stock or preferred stock that may be issued upon the consummation of the planned Merger with Altanine.

Selling Stockholders	All of the shares of Common Stock are being offered by the Selling Stockholders. See “Selling Stockholders” on page 19 of this prospectus for more information on the Selling Stockholders

Use of Proceeds:	We will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from their respective sales of the Common Stock in this offering. See “Use of Proceeds” on page 18 of this prospectus for more information.

Trading Symbol:	Our Common Stock is currently quoted on the OTCID Basic Market, under the symbol “PMHS.”

Risk Factors:	See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our Common Stock.

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RISK FACTORS

A purchase of any of our securities involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus before the purchase of any of our shares of Common Stock. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the Common Stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

Risks Related to Our Business and Financial Status

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized products and services, insufficient capital, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of manufacturing and marketing experience, need to rely on third parties for the development and commercialization of our proposed products, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

We may not be successful in carrying out our business objectives. The revenue and income potential of our business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

Since inception, we have not established any material and recurring revenues or operations that will provide financial stability in the long term, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

Investors are subject to all the risks incident to the creation and development of a new business and each investor should be prepared to withstand a complete loss of his, her or its investment. Furthermore, the accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not emerged from the development stage and may be unable to raise further equity. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Even if we successfully develop and market our products and business plan, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment. Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company.

We are at an early stage of marketing and sales, and we have limited sales history.

Our efforts may not lead to commercially successful products, for a number of reasons, including that:

●	our products and services may not be accepted by the individuals or commercial customers;

●	we may not have adequate financial or other resources to complete the commercialization of our products and services; and our services may not be accepted or may have significant competition in the marketplace.

●	If sales are delayed, we may have to raise additional capital or reduce or cease our operations.

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There is no assurance of when or if the Merger will be completed.

The completion of the Merger with Altanine is subject to the satisfaction or waiver of a number of conditions as set forth in the Merger Agreement, including, among others, the receipt of all other clearances, approvals or consents of governmental entities in certain other specific jurisdictions, if applicable, and the absence of any order or other legal or regulatory restraint or prohibition limiting or restricting consummation of the Merger. There can be no assurance that Polomar and Altanine will be able to satisfy the closing conditions or that any closing conditions beyond their control will be satisfied or waived. If the Merger is not completed within the expected timeframe, such delay may materially and adversely affect the synergies and other benefits that Polomar and Altanine may expect to achieve as a result of the Merger and could result in additional transaction costs, loss of revenue or other effects associated with uncertainty about the Merger.

Polomar and Altanine can mutually agree at any time prior to the effective time of the Merger to terminate the Merger Agreement. Polomar and Altanine can also terminate the Merger Agreement under other specified circumstances.

We may never become profitable.

To become profitable, we must successfully market and expand our existing and planned products and services. We may never have any significant recurring revenues or become profitable. In order to become profitable, broad acceptance of compounding pharmaceutical services is necessary to make them profitable, and there can be no assurance that we will attain this goal.

If we fail to obtain additional financing, we may be unable to complete the roll-out of our business and services.

Our operations will consume substantial amounts of cash. We expect that our monthly cash used by operations will continue to increase for the next several years. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, commercial acceptance of our products, our operating performance and the terms of our existing indebtedness. We cannot assure you that we will be able to raise additional funds on terms favorable to us or at all. If we raise additional funds through the sale of equity or convertible debt securities, the ownership percentage of then existing stockholders will be reduced. In addition, any such transaction may dilute the value of our Common Stock. We may have to issue securities that have rights, preferences and privileges that rank senior to those of our Common Stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Our failure to obtain any required future financing could materially and adversely affect our financial condition. If we do not obtain adequate short-term working capital and permanent financing, we would have to curtail the roll-out of our business and services and adopt an alternative operating model to continue as a going concern.

Business or economic disruptions or global health concerns could seriously harm our business.

Broad-based business or economic disruptions could adversely affect our business. For example, in December 2019 an outbreak of a novel strain of coronavirus originated in Wuhan, China, and has since spread around the world. To date, this outbreak has already resulted in extended shutdowns of businesses around the world, including in the United States. We believe the scope and severity of business shutdowns or disruptions has been significant, and as we and the third parties with whom we engage, including our suppliers and customers and other third parties with whom we conduct business or intend to conduct business, experience shutdowns or other business disruptions, our ability to conduct our business will likely be materially and negatively impacted.

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We are subject to significant related party short term debt and other current liabilities, which we may be unable to repay.

We have accrued liabilities, including related party short-term loans payable and other liabilities of over $500,000 as of June 2024, pro forma to take into account the Acquisition. We also expect to incur additional indebtedness from time to time to fund operations, which may come from affiliates. Our operations are not currently able to generate sufficient cash flows to meet our payable and other liabilities, which could reduce our financial flexibility, increase interest expenses, and adversely impact our operations. We may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness.

●	a high level of indebtedness could increase our vulnerability to general adverse economic and industry conditions.

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments.

●	a high level of indebtedness may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing.

●	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry, if any; and

●	any ability to convert or exchange such indebtedness for equity in the Company can cause substantial dilution to existing stockholders of the Company.

Our competitors may develop and market products that are less expensive than our product candidates.

The markets in which we operate and intend to operate are highly competitive. It is possible that our competitors will develop and market products and services that are less expensive, more effective or safer than our existing and planned products and services or that will render our offerings obsolete. We expect that competition from companies in this sector will increase. Many of these competitors have substantially greater financial, technical, research and other resources than we do. We may not have the financial resources, technical and research expertise or marketing, distribution or support capabilities to compete successfully.

We have an unproven business plan.

We have an unproven business plan and do not expect to be profitable for the next several years. Before investing in our securities, you should consider the challenges, expenses and difficulties that we will face as an early-stage company seeking to develop and manufacture new products.

We have a history of net losses and anticipate that we will continue to incur net losses for the foreseeable future.

We have a history of losses and anticipate that we will continue to incur net losses for the foreseeable future. Our net losses were $1,341,333 and $587,997 for the years ended December 31, 2024, and 2023, respectively. As of December 31, 2024, we had an accumulated deficit of $2,911,163. For the six months ended June 30, 2025, we incurred losses of approximately 1,062,418.

Viable markets for our products may never develop, may take longer to develop than we anticipate or may not be sustainable.

We must be able to develop additional commercially viable products for our business to succeed. If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and may be unable to achieve profitability. We will need to develop adequate marketing capabilities in order to sell our products. In addition, the development of a viable market for our products may be impacted by many factors which are partly or totally out of our control, including:

●	the cost competitiveness of our products;

●	consumer reluctance to try a new product; and

●	consumer perceptions of our products’ safety or efficacy.

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We may not meet our development and commercialization milestones.

We have established development and commercialization milestones that we use to assess our progress toward developing a commercially viable business. We cannot assure you that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet our commercialization milestones might have a material adverse effect on our operations and the value of our stock.

Our business depends on retaining and attracting highly capable management and operating personnel.

Our success depends in large part on our ability to retain and attract qualified management and operating personnel. To retain and attract key personnel, we plan to use various measures, including employment agreements, a stock incentive plan and incentive payments for key employees. These measures may not be enough to retain and attract the personnel we need or to offset the impact on our business of the loss of the services of key officers or employees. We could face difficulty hiring and retaining qualified management and operating personnel. If we are unable to recruit, hire, develop and retain a talented, competitive work force, we may not be able to meet our strategic business objectives.

We may be unable to manage rapid growth effectively.

We expect to enter a period of growth, which will place a significant strain on our senior management team and our financial and other resources. Our proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our growth effectively will require us to continue to improve our operations and our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, manufacturing expansion and growth.

The credit markets have remained illiquid despite injections of capital by the Federal government and foreign governments, and banks and other lenders, such as equipment leasing companies, have significantly increased credit requirements and reduced the amounts available to borrowers. Companies with low credit ratings may not have access to the debt markets until liquidity improves, if at all. If current credit market conditions do not improve, we may not be able to access debt or leasing markets to finance our plant expansion plans.

Risks Related to Our Intellectual Property

We are substantially dependent on licensed patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to our rights or the rights of others may result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and other proprietary rights against others.

We are and will continue to be materially dependent on a combination of licensed patents, trade secrets, and trademarks, non-disclosure and non-competition agreements, and other intellectual property protections which will enable us to maintain our proprietary competitiveness. We may also be subject to patent litigation. Patent litigation against us can result in significant damage awards and injunctions that could prevent our manufacture and sale of affected products or require us to pay significant royalties in order to continue to manufacture or sell affected products. At any given time, we could potentially be involved as a plaintiff and/or as a defendant in a number of patent infringement and/or other contractual or intellectual property related actions, the outcomes of which may not be known for prolonged periods of time. While it is not possible to predict the outcome of such litigation, we acknowledge the possibility that any such litigation could result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and proprietary rights against others, which would have a material adverse effect on the financial condition of our business and on our business operations.

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While we intend to defend against any threats to our intellectual property, including our patents, trade secrets, and trademarks, and while we intend to defend against any actual or threatened breaches of our non-disclosure and non-competition agreements, we may not adequately protect our intellectual property or enforce such agreements. Further, patent or trademark applications currently pending that are owned by us may not result in patents or trademarks being issued to us, patents or trademarks issued to or licensed by us in the past or in the future may be challenged or circumvented by competitors and such patents or trademarks may be found invalid, unenforceable or insufficiently broad to protect our proprietary advantages.

Competitors may harm our sales by designing products or offering services that mirror the capabilities of our products, or the technology contained therein, without infringing our intellectual property rights. If we are unable to protect our intellectual property, it could have a material adverse effect on our financial condition and business operations.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary know-how and technological advances, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection could enable competitors to use our proprietary information to develop products that compete with our products or cause additional, material adverse effects upon our competitive business position.

A significant portion of our business may infringe on existing patents; Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing product candidates to market and harm our ability to operate.

We dispense compounded versions of GLP-1 agonist drugs which include liraglutide and semaglutide, these drugs are marketed by Novo Nordisk (Ozempic and Wegovy), respectively. Novo Nordisk holds patent nos. US8129343 (expires December 2031) and US10335462 (expires June 2033) for certain doses of semaglutide utilizing a subcutaneous delivery route. Liraglutide is currently available as a generic drug, and we are exploring various alternative methods of dispensing this medication including oral, intranasal and compounded subcutaneous injection.

Our commercial success will depend in part on our ability to use, sell and offer to sell our products and services without infringing patents or other proprietary rights of third parties. Other parties may obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization. Likewise, third parties may challenge or infringe upon our or our licensors’ existing or future patents.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time-consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have our patents declared invalid, we may incur substantial monetary damages; encounter significant delays in bringing our product candidates to market; or be precluded from participating in the manufacture, use or sale of our product candidates or methods of treatment requiring licenses.

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Risks Related to Our Common Stock

There is a limited trading market for our Common Stock, which could make it difficult for you to liquidate an investment in our Common Stock, in a timely manner.

Our Common Stock is currently traded on the OTCID Basic Market. Because there is a limited public market for our Common Stock, you may not be able to liquidate your investment when you want. We cannot assure you that an active trading market for our Common Stock will ever develop.

There is limited trading in our Common Stock, and we cannot assure you that an active public market for our Common Stock will ever develop. The lack of an active public trading market means that you may not be able to sell your shares of Common Stock when you want, thereby increasing your market risk. Until our Common Stock is listed on a national securities exchange, which we can provide no assurance, we expect that it will continue to be listed on the OTC Pink market. An investor may find it difficult to obtain accurate quotations as to the market value of the Common Stock and trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for our Common Stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

We cannot assure you that our Common Stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our Common Stock in a timely fashion.

We plan to seek listing of our Common Stock on the NYSE MKT or a Nasdaq exchange as soon as reasonably practicable. We may not currently meet the initial listing standards of any of those exchanges or any other stock exchange and cannot assure you when or if we will meet the listing standards, or that we will be able to maintain a listing of the Common Stock on any stock exchange.

The market price and trading volume of our Common Stock may be volatile, which may adversely affect its market price.

The market price of our Common Stock could be subject to significant fluctuations due to factors such as:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

●	a decline in the stock prices of peer companies; and

●	a discount in the trading multiple of our Common Stock relative to that of common stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our Common Stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our Common Stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

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Your interest in us may be diluted if we issue additional shares of Common Stock.

In general, stockholders do not have preemptive rights to any Common Stock issued by us in the future. Therefore, stockholders may experience dilution of their equity investment if we issue additional shares of Common Stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our Common Stock, which we intend to do.

We are a smaller reporting company, and the reduced reporting requirements applicable to smaller reporting companies may make our Common Stock less attractive to investors.

We are a “smaller reporting company” as defined in Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act of 2002 (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding non-binding advisory votes on executive compensation, and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our Common Stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our Common Stock and may affect the ability of investors to sell their shares, until our Common Stock no longer is considered a penny stock.

We intend to issue more shares to raise capital, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 295,000,000 shares of Common Stock and 500,000 shares of “blank check” preferred stock. Any additional financings effected by us, and any future conversion of existing indebtedness into our equity securities, may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of Common Stock held by our then existing stockholders. Moreover, the securities issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our current stockholders on an as converted, fully diluted basis. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or other securities convertible into or exchangeable for Common Stock are issued in connection with a financing, dilution to the interests of our stockholders will occur and the rights of the holder of Common Stock might be materially and adversely affected.

Anti-takeover provisions that may be in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of us difficult.

Our certificate of incorporation and bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock.

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We do not intend to pay cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Accordingly, you may have to sell some or all of your shares of our Common Stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell shares, and you may lose the entire amount of the investment.

We expect to incur increased costs and demands upon management as a result of being a public company.

As a public company in the United States, we expect to incur significant additional legal, accounting and other costs. These additional costs could negatively affect our financial results. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the SEC and the stock exchange on which we may list our Common Stock, may increase legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Failure to comply with these rules might also make it more difficult for us to obtain some types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors or as members of senior management.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decline significantly.

As of October 11, 2024, we issued an aggregate of approximately 207,414,147 shares of our Common Stock pursuant to the Merger Agreement, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and such shares are also “restricted securities” as defined in Rule 144. All of these restricted securities may be publicly resold under Rule 144 beginning one year following the date of the filing of this Report with the SEC, subject to the limitations and exceptions described in Rule 144.

On November 1, 2024, we effected a 1 for 10 reverse stock split reducing the number of issued and outstanding shares of the Company’s Common Stock to 27,655,560. Approximately 1,020,754 of these shares are freely tradable without restriction by stockholders who are not our affiliates.

In addition, in the future, we intend to file one or more registration statements on Form S-8 registering the issuance of 5,000,000 shares of Common Stock subject to options or other equity awards issued. Shares registered under these registration statements on Form S-8 will be available for sale in the public market subject to vesting arrangements and exercise of options and the restrictions of Rule 144 in the case of our affiliates.

The Company also intends to file one or more registration statements on Form S-1 registering for resale shares held by certain existing stockholders of the Company, which may be affiliates of the Company. Shares registered under these registration statements on Form S-1 will be available for sale in the public market.

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If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about us and our business. Securities or industry analysts may elect not to provide coverage of our Common Stock, and such lack of coverage may adversely affect the market price of our Common Stock. In the event we do not secure additional securities or industry analyst coverage, we will not have any control over the analysts, or the content and opinions included in their reports. The price of our stock could decline if one or more securities or industry analysts downgrade our stock or issue other unfavorable commentary or research. If one or more securities or industry analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

Our largest shareholder and its affiliates have substantial control over us and our policies and will be able to influence all corporate matters, which might not be in other shareholders’ interests.

CWR, our largest shareholder, owns approximately 18% of the outstanding shares of Company’s Common Stock. Daniel Gordon, an affiliate of CWR, directly and indirectly, owns or controls approximately 24% of the outstanding shares of the Company’s Common Stock.

Our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The total voting power outstanding in the Company is approximately 27,657,659 votes. CWR and Daniel Gordon thus has power over approximately 14.4 million of the 27,657,659 total votes, or approximately 42% of the total votes.

By virtue of its ownership of Common Stock, CWR and its affiliates are therefore able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. It could prevent transactions, which would be in the best interests of the other shareholders. The interests of CWR and its affiliates may not necessarily be in the best interests of the shareholders in general.

Risks Related to This Offering

The Selling Stockholders may sell their shares of Common Stock in the open market, which may cause our stock price to decline.

The Selling Stockholders may sell their shares of Common Stock being registered in this offering in the public market. That means that up to 3,745,662 shares of Common Stock, the number of shares being registered in this offering for sale by the Selling Stockholders, may be sold in the public market. Such sales will likely cause our stock price to decline.

Sale of our Common Stock by the Selling Stockholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our Common Stock caused by the sale of material amounts of Common Stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our Common Stock.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS CURRENT REPORT ON FORM 8-K, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

USE OF PROCEEDS

All of the shares of Common Stock being offered under this prospectus are being sold by or for the account of the Selling Stockholders. We will not receive any proceeds from the sale of the shares of Common Stock.

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SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 5,114,497 shares of Common Stock by the Selling Stockholders named below.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock by the Selling Stockholders, the number of shares of Common Stock that may be sold by the Selling Stockholders under this prospectus and that the Selling Stockholders will beneficially own after this offering. We have based percentage ownership on 27,994,624 shares of Common Stock outstanding as of September 11, 2025.

Because a Selling Stockholder may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by a Selling Stockholder and further assumed that a Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. In addition, a Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of Common Stock, that it beneficially owns, subject to applicable community property laws. To our knowledge, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholders list and the securities that may be resold.

	Number of Common Stock Beneficially Owned		Maximum Number of Common Stock Being	Common Stock Beneficially Owned After the Offered Common Stock are Sold
Name of Selling Stockholder	Number	Percent	Offered	Number	Percent
Jacob Sulkers	3,000	*	3,000	-	-
Rasmus Refer	355,500	1.29%	355,500	-	-
Christopher Price	477,053	1.72%	477,053	-	-
PF Capital Partners (1)	1,037,071	3.75%	537,071	-	-
Michael Ogburn Roth IRA (2)	922,986	3.45%	477,053	-	-
Kimberly Mattera	207,415	*	207,415	-	-
Clancy Blind Trust (3)	1,368,934	4.58%	684,467
Michael Pinz	1,037,071	3.75%	537,071	-	-
Gordon Family Protection Trust (4)	1,368,934	4.58%	684,467
Forge Trust Lasaracina Management Services (5)	622,243	2.25%	622,243	-	-
Sture Lamme	70,000	*	70,000	-	-
Marc Stefan Kallenberg	12,000	*	12,000	-	-
Carolina Gordon	829,657	3.00%	429,657	-	-
Ole Byriel	17,500	*	17,500	-	-

*	Less than 1%
	(1)	Voting and dispositive control of such shares is held by Matthew Pinz. The address of PF Capital Partners is 117 S. Lexington St., Suite 100, Harrisonville, MO 64791.
	(2)	Voting and dispositive control of such shares is held by Michael Ogburn. The address of such selling stockholder is 24310 Moulton Pkwy., #O160 Laguna Woods, CA 92637.
	(3)	Voting and dispositive control of such shares is held by Leah Mattera. The address for such selling stockholder is 450 Page Ave., Staten Island, NY 10307.
	(4)	Voting and dispositive control of such shares is held by Premier Trust. The address for such stockholder is 2270 Corporate Circle, Suite 200, Henderson, NV 89074.
	(5)	Voting and dispositive control of such shares is held by Robert LaSaracina. The address of such selling stockholder is 22 Ricky Lane, Preston, Connecticut 06365.

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PLAN OF DISTRIBUTION

We are registering 5,114,497 shares of Common Stock held by the Selling Stockholders, to permit the resale of these shares of Common Stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at a fixed price of $0.20 per share until the shares of Common Stock are listed on a national securities exchange or quoted on the OTCQX or OTCQB, at which time they may be sold at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling the shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell the shares of Common Stock short and deliver the shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge the shares of Common Stock to broker-dealers that in turn may sell such shares.

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The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of the shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock, estimated to be approximately $30,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Stockholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of holders of our capital stock and some of the provisions of our certificate of incorporation and bylaws and of the Nevada Revised Statutes, or the NRS. This summary is not complete. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the NRS.

General

Our authorized capital stock consists of 295,000,000 shares of Common Stock and 500,000 shares of preferred stock, par value $0.001 per share. There are approximately 27,979,196 shares of our Common Stock issued and outstanding.

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Common Stock

Our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our Common Stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our Common Stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations, and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1) The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter, or title;

(2) The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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(6) Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8) Any other relative rights, preferences, and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of Common Stock. For example, preferred stock issued by us may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent

The Company’s transfer agent for the Common Stock is Pacific Stock Transfer Company and may be contacted at Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033.

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MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our Common Stock is qualified for quotation on the OTC Markets- OTC Pink under the symbol “PMHS” and has been quoted on the OTC Pink for over 10 years. There is currently only a limited trading market in our shares, and we believe that to be the case for approximately the last 10 years. There can be no assurance that an active trading market for our securities will develop. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of Common Stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Stock Price

The following table sets forth for the periods indicated the high and low bid prices per share of our Common Stock as reported on OTC Pink Market. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Quarterly Period Ended	High	Low

September 30, 2025 (through September 10, 2025)	$.422	.20
June 30, 2025	$.478	.076
March 31, 2025	$.40	$.075

December 31, 2024	$.28	$.035
September 30, 2024	$.071	$.046
June 30, 2024	$.11	$.035
March 31, 2024	$.28	$.066

December 31, 2023	$.13	$.066
September 30, 2023	$.141	$.125
June 30, 2023	$.357	$.125
March 31, 2023

Holders

As of September 11, 2025, we had approximately 178 shareholders of record of Common Stock per our transfer agent’s shareholder list with others being held in street name.

Equity Compensation Plan Information Table

The following table provides information about shares of our Common Stock that may be issued upon the exercise of options under all of our existing compensation plans as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Plan Category
Equity compensation plans approved by security holders:
2024 Equity and Incentive Compensation Plan	5,000,000	-	5,000,000
Equity compensation plans not approved by security holders	-		-
Total	5,000,000		5,000,000

Dividend Policy

We have never declared or paid cash dividends on our Common Stock and we do not anticipate paying cash dividends on Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition, debt covenants in place, and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on a stockholders’ investment will only occur if our stock price appreciates. There are no restrictions that currently limit the Company’s ability to pay cash, or other, dividends on its Common Stock other than those generally imposed by applicable state law.

Penny Stock Regulation

Our Common Stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since the Common Stock will be deemed to be penny stock, trading in the shares of our Common Stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors, as defined in Regulation D promulgated under the Securities Act. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our Common Stock and may affect the ability of the Company’s stockholders to sell their shares of Common Stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. The Company assumes no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with the financial statements and the related notes included elsewhere in this prospectus.

Forward Looking Statements

Certain information contained in this MD&A includes “forward-looking statements.” Statements which are not historical reflect Polomar’s current expectations and projections about its future results, performance, liquidity, financial condition and results of operations, prospects and opportunities and are based upon information currently available to Polomar and its management and their interpretation of what is believed to be significant factors affecting our existing and proposed business, including many assumptions regarding future events. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including those risks described in detail in the section of this prospectus entitled “Risk Factors” as well as elsewhere in this prospectus.

Forward-looking statements, which involve assumptions and describe Polomar’s future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology.

In light of these risks and uncertainties and especially given the nature of Polomar’s existing and proposed business, there can be no assurance that the forward-looking statements contained in this section and elsewhere in this prospectus will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Overview

Polomar operates Polomar Pharmacy, a State of Florida licensed retail compounding pharmacy, located in Palm Harbor, FL, pursuant to license # PH35196. Polomar Pharmacy is also licensed as a Special Sterile Compounding Pharmacy, permit #PH35277, which authorizes the licensed entity to dispense injectable and other sterile compounds (eye drops, infused therapeutics) upon receipt of a valid prescription. The compounding facility operates pursuant to guidelines established under Sec. 503A “Compounding Pharmacy” of the Federal Food, Drug and Cosmetic Act. Section 503A authorizes the licensed entity to manufacture compounded drugs and fulfill prescriptions provided to it by licensed physicians, physician assistances and nurse practitioners. As a result, the Company is presently authorized to fulfill and deliver compounded prescribed medications in 28 states. Polomar is also actively seeking approval and authorization in other states and expects to be able to provide prescription medications in a majority of U.S. states by the end of 2025. Polomar also anticipates applying for a drug export permit in the fourth quarter of 2025.

Polomar also owns SlimRxTM (www.slimrx.com), a weight loss focused online platform that will be able to connect patients with licensed healthcare providers to prescribe weight loss medications such as semaglutide compounded with vitamin B-12 (VitaSlimTM) and/or complimented by Polomar’s proprietary metformin gummy (VitaSlim PlusTM). Polomar expects to launch SlimRxTM telehealth platform in early Q4 2025.

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Polomar filed an application for statutory trademark protection with the USPTO for SlimRx on August 29, 2024. Polomar received an Office Action Letter from the USPTO on April 27, 2025, regarding the application. Polomar has received an extension of time to respond to the USPTO’s letter until October 24, 2025. Polomar will fulfill all prescriptions received through the SlimRx website.

Polomar also expects to launch PoloMedsTM (polomeds.com) during the fourth quarter of 2025 to fulfill prescriptions for diabetes medications including metformin compounds, pursuant to the License Agreement, sulfonylureas, and insulin; compounded erectile dysfunction medications including testosterone, inhalable sildenafil (InhalEDTM), pursuant to the License Agreement, and Polomar’s prescription only, exclusive dermatological formulations co-developed by a board-certified dermatologist for the treatment of acne, alopecia areata, basal cell carcinoma, Becker’s nevus, vitiligo, and other common skin conditions.

An integral part of Polomar’s business model is to provide prescription fulfillment services for third party web-based telehealth platforms, clinics, hospitals and large physician groups. This “wholesale” part of the business is expected to experience steady growth over the next twelve to eighteen months.

Significant Accounting Policies and Estimates

The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Results of Operations

Polomar had operating losses in 2023 and 2024, and it expects losses to continue as its operations and marketing initiatives are expanded to increase sales.

The below historical results of operations of Polomar for the periods ending December 31, 2023 (“Fiscal 2023”), December 31, 2024 (“Fiscal 2024”) and the six months ended June 30, 2025.

For the Period from January 1, 2024, through December 31, 2024

Revenues

The Company had total revenues of $58,824 for Fiscal 2024, compared to revenues of $41,844 Fiscal 2023. The increase in revenues over the previous accounting periods was primarily due to the Company’s fulfillment of medical prescriptions.

Operating expenses

Operating expenses, which consisted mainly of general and administrative expenses, increased to $1,330,399 for Fiscal 2024, from $478,382 Fiscal 2023, an approximately 84% increase.

Our operating expenses consisted mainly of payroll in the amount of $380,476, legal and accounting fees of $198,878 incurred in connection with the merger and associated SEC filings, and consulting fees of $130,399. In comparison, our operating expenses for the fiscal year ended December 31, 2023, consisted mainly of consulting fees of $120,334, programming fees of $87,361, and professional fees of $67,082.

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Net Loss

We recorded a net loss of $1,341,333 for the fiscal year ended December 31, 2024, as compared with a net loss of $587,997 for the fiscal year ended December 31, 2023.

For the Six Months ended June 30, 2025, and June 30, 2024

Revenues

The Company had revenues of $10,011 for the six ended June 30, 2025, compared to revenues of $28,105 for the six months ended June 30, 2024. The decrease in revenues over the previous accounting period was primarily due to our post merger transition to an online business model.

Operating expenses, which consisted mainly of general and administrative expenses, increased to $985,755 for the six months ended June 30, 2025, from $364,179 for the six months ended June 30, 2024, an approximately 171% increase.

Our operating expenses for the six months ended June 30, 2025, consisted mainly of legal, professional and accounting fees of $116,897, amortization of $499,252 payroll of $163,724 and stock-based compensation of $109,231. In comparison, our operating expenses for the six months ended June 30, 2024, consisted mainly of legal and accounting fees associated with our SEC filings of $71,323 and payroll of $106,040.

Net Loss

We recorded a net loss of $1,062,418 for the six months ended June 30, 2025, as compared with a net loss of $351,210 for the six months ended June 30, 2024, in all cases as a result of the expenses incurred and insufficient revenues generated during the respective periods, as described further above.

Liquidity and Capital Resources

To date, we have not generated material revenues from operations. We have incurred losses since inception and negative cash flows from operating activities for all periods presented. As of June 30, 2025, we had total current assets of $93,054 and total current liabilities of $1,036,921. We had working capital of ($943,867) as of June 30, 2025, as compared with ($1,260,965) as of June 30, 2024.

We currently do not have sufficient cash to fund our operations for the next 12 months and we require additional working capital for ongoing operating expenses, which has been funded during the three-month period ended June 30, 2025, by related party loans. We anticipate adding consultants or employees for the corresponding operations of the Company, but this will not occur prior to obtaining additional capital.

Management is currently in the process of looking for additional investors. Currently, loans from banks or other traditional lending sources for lines of credit or similar short-term borrowings are not available to us. We have been able to raise working capital to fund operations through related party debt or through the issuance of our restricted Common Stock. The accompanying consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated condensed financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of June 30, 2025, the Company had $4,678 cash on hand and had an accumulated deficit of $3,973,581. For the six months ended June 30, 2025, the Company had a net loss of $1,062,418 and cash used in operations of $233,357. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date of filing.

Over the next twelve months management plans to raise additional capital and to invest its working capital resources in its existing business and other potential business opportunities. However, there is no guarantee the Company will raise sufficient capital to continue operations. The condensed unaudited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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Going Concern

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated any revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of December 31, 2024, the Company had $6,191 cash on hand. At December 31, 2024, the Company has an accumulated deficit of $2,911,163. For the year ended December 31, 2024, the Company had a net loss of $1,341,333, and cash used in operations of $1,019,787. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date of filing.

Over the next twelve months management plans to raise additional capital and to invest its working capital resources in sales and marketing in order to increase the distribution and demand for its platform database. However, there is no guarantee the Company will generate sufficient revenues or raise capital to continue operations. If the Company fails to generate sufficient revenue and obtain additional capital to continue at its expected level of operations, the Company may be forced to scale back or discontinue its sales and marketing efforts. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

We currently do not have sufficient cash to fund our operations for the next 12 months and we will require working capital for sales and marketing in order to increase the distribution and demand for our database and marketing of our platform, and to pay for ongoing operating expenses. We anticipate adding consultants for technology development and the corresponding operations of the Company, but this will not occur prior to obtaining additional capital. Management is currently in the process of looking for additional investors. Currently, loans from banks or other lending sources for lines of credit or similar short-term borrowings are not available to us. We have been able to raise working capital to fund operations through related party debt or through the issuance of our restricted Common Stock. As of December 31, 2024, we have an accumulated deficit of $2,911,163.

As a result of the foregoing, we are unable to fully implement our business plan without raising additional capital, if at all, and these conditions raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated interim financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Cash Flows

Net cash used in operating activities was $(233,357) for the six months ended June 30, 2025, as compared with $(412,671) net cash used in operating activities for the six months ended June 30, 2024. The decrease in the net cash used in operating activities was due primarily to increased cash receipts prepaid.

Net cash used in investing activities was $0 for the six months ended June 30, 2025, as compared with $(80,232) net cash used in investing activities for the six months ended June 30, 2024. The decrease in the net cash used in investing activities was due to mainly to fewer purchases of durable equipment.

Financing activities provided $231,844 in cash for the six months ended June 30, 2025, as compared with $503,952 for the six months ended June 30, 2024. Our financing cash flow for 2024 and 2025 consisted mainly of proceeds from related party debt.

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Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews condensed consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company.

In January 2025, the FASB issued ASU 2025-01 to clarify the effective date of ASU 2024-03 Income statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2025-01 requires PBEs to adopt the amendments of ASU 2024-03 in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of ASU 2024-03 is permitted.

In May of 2025, the FASB issued ASU 2025-04 to clarify the accounting treatment of share-based compensation payable to a customer. The Company has not engaged in providing share-based compensation to a customer and does not presently anticipate doing so.

In July of 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Losses. This ASU update provides (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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BUSINESS

Business Summary

The Company operates Polomar Pharmacy, a State of Florida licensed retail compounding pharmacy, located in Palm Harbor, FL, pursuant to license # PH35196. Polomar Pharmacy is also licensed as a Special Sterile Compounding Pharmacy, permit #PH35277, which authorizes the licensed entity to dispense injectable and other sterile compounds (eye drops, infused therapeutics) upon receipt of a valid prescription. The compounding facility operates pursuant to guidelines established under Sec. 503A “Compounding Pharmacy” of the Federal Food, Drug and Cosmetic Act. Section 503A authorizes the licensed entity to manufacture compounded drugs and fulfill prescriptions provided to it by licensed physicians, physician assistants and nurse practitioners. As a result, the Company is presently authorized to fulfill and deliver compounded prescribed medications in 28 states. Polomar is also actively seeking approval and authorization in other states and expects to be able to provide prescription medications in a majority of U.S. states by the end of 2025. Polomar also anticipates applying for a drug export permit in the fourth quarter of 2025.

The Company also owns SlimRxTM (www.slimrx.com), a weight loss focused online platform that will be able to connect patients with licensed healthcare providers to prescribe weight loss medications such as semaglutide compounded with vitamin B-12 (VitaSlimTM) and/or complimented by our proprietary metformin gummy (VitaSlim PlusTM). We expect to launch SlimRxTM telehealth platform in early Q4 2025.

The Company filed an application for statutory trademark protection with the United States Trademark and Patent Office (“USPTO”) for SlimRx on August 29, 2024. The Company received an Office Action Letter from the USPTO on April 27, 2025, regarding the application. We have received an extension of time to respond to the USPTO’s letter until October 24, 2025. Polomar will fulfill all prescriptions received through the SlimRx website.

The Company also expects to launch PoloMedsTM (polomeds.com) during the fourth quarter of 2025 to fulfill prescriptions for diabetes medications including metformin compounds, sulfonylureas, and insulin; compounded erectile dysfunction medications including inhalable sildenafil (InhalEDTM), pursuant to our license agreement with Pinata, Inc. and Polomar’s prescription only, exclusive dermatological formulations co-developed by a board-certified dermatologist for the treatment of acne, alopecia areata, basal cell carcinoma, Becker’s nevus, vitiligo, and other common skin conditions.

An integral part of the Company’s business model is to provide prescription fulfillment services for third party web-based telehealth platforms, clinics, hospitals and large physician groups. This “wholesale” part of the business is expected to experience steady growth over the next twelve to eighteen months.

On June 29, 2024, the Company executed a Know How and Patent License Agreement with Pinata Holdings, Inc., a Delaware corporation (“Pinata”) and an affiliate of CWR, to license from Pinata certain patent pending intellectual property rights and know how (the “IP Rights”) regarding the proprietary delivery of products containing metformin, sumatriptan, semaglutide, liraglutide and sildenafil (the “Ingredients”). On January 9, 2025, the agreement was amended and restated.

The license is worldwide, non-exclusive and non-transferable but may be sub-licensed with the express written consent of Pinata.

The Company shall be obligated to pay a royalty to Pinata ranging from ten percent to twenty percent of the net sales from products utilizing the IP Rights containing the Ingredients.

The License Agreement has a perpetual term, subject to the right of either party to terminate (a) if the other party commits a material breach of its obligations under the License Agreement and fails to cure such breach and (b) at any time upon 180 days prior written notice to the other party.

The Company is utilizing the IP Rights in products manufactured and distributed by its wholly owned subsidiary Polomar Pharmacy, which is a party to the restated agreement.

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Corporate History

The Company was incorporated in the State of Nevada on September 14, 2000, under the name of Telemax Communications. On or about July 24, 2003, the name was changed to Healthmed Services Ltd. On April 16, 2021, Fastbase, acquired control in the Company through a series of transactions, which closed on April 21, 2021.

On September 14, 2021, the Company entered into a Contribution Agreement with Fastbase for the acquisition of certain assets of Fastbase in exchange for shares of super voting preferred stock in the Company. The assets were associated with Fastbase’s review platform giving access to information about products, which includes proprietary software to crawl, organize, verify, with A.I. rendering, algorithms to do data mining, and an A.I. rendering database of companies, websites, contacts and approximately 500,000 products descriptions. The Company paid for the assets contributed by issuing to Fastbase 45,000,000 shares of the Company’s Series A Convertible Preferred Stock. As a result of these transactions, Fastbase acquired voting control over all aspects of the Company, including the election of directors, and other corporate actions of the Company that required shareholder approval.

On September 2, 2022, the Company conducted a 1:2000 reverse split, resulting in there being a total of 266,157 issued and outstanding shares of Common Stock. In addition to the reverse split, the Company changed its name to Trustfeed.

On November 4, 2022:

●	Trustfeed cancelled all outstanding shares of Series A Preferred Stock, save 500,000 shares of Series A Convertible Preferred Stock which were outstanding and then held by Fastbase.

●	Trustfeed reduced its authorized shares of common stock, par value $0.001 per share, from 1,000,000,000 shares to 295,000,000 shares. Trustfeed also reduced the authorized shares of preferred stock, par value $0.001 per share, from 75,000,000 shares to 500,000 shares. As of November 4, 2022, Trustfeed had authorized 295,000,000 shares of common stock and 500,000 shares of preferred stock, each with par value of $0.001 per share.

●	Trustfeed amended and restated its Certificate of Designation for the Series A Preferred Stock to reduce the number of authorized shares of preferred stock designated and available from 50,000,000 shares to 500,000 shares, with the same conversion ratio of 20 shares of common stock for every share of Series A Preferred Stock.

●	Trustfeed filed Certificates of Withdrawal in Nevada to withdraw the Certificates of Designation for its Series B Preferred Stock and Series C Preferred Stock. Following the transaction, the only designated and outstanding shares of preferred stock were the Company’s Series A Preferred Stock.

Historically, the Company was in the business of acquiring, leasing, and licensing growers for the cultivation and production (processing and distribution of cannabis and cannabis-related products within an incubator environment). The Company was also in the business of renewable fresh water and real estate. As a result of the change in ownership of the Company in 2021 by Fastbase, the Company became a technology company with access to a global database of information to provide consumers with trusted information about the companies they do business with (the “Pre-Existing Business”).

However, effective as of December 29, 2023 in accordance with a Stock Purchase Agreement, Fastbase, the then record and beneficial owner of the Transferred Shares, sold the Transferred Shares to CWR for aggregate consideration of $350,000. Additionally, the Company’s then Chief Executive Officer (principal executive officer, principal accounting officer and principal financial officer) and Chairman and sole member of the Company’s Board, resigned from all director (as of February 12, 2024), officer and employment positions with the Company and its subsidiaries.

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Also as of December 29, 2023, the size of the Board was increased from one director to two directors and Brett Rosen was appointed as a director to fill the vacancy, to serve as director until the next annual meeting of stockholders of Trustfeed, and Mr. Rosen was appointed President, Chief Financial Officer, Secretary and Treasurer of Trustfeed.

Upon the consummation of the Fastbase Transaction on December 29, 2023, the Company experienced a change in control. The Fastbase Transaction and related transactions had the following consequences:

●	New management anticipated entering into a future transaction involving the Company, which could result in the acquisition of one or more businesses, companies or asset classes, including but not limited to intellectual property assets and that may be owned by affiliates of management.

●	The Company’s new management evaluated the Company’s Pre-Existing Business as part of these possible future transactions, and had suspended operations relating to the Pre-Existing Business, with the expectation of permanently shutting down, spinning off or assigning the Pre-Existing Business at the time of such future transaction(s).

Effective as of March 21, 2024, Brett Rosen resigned from all of his officer and director positions with the Company, and he was replaced in all such positions by Terrence M. Tierney.

On June 28, 2024, Trustfeed, Polomar Acquisition, L.L.C., a Florida limited liability company, and wholly owned subsidiary of Trustfeed (“Merger Sub”) and Polomar Pharmacy entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub merged with and into Polomar Pharmacy, with Polomar Pharmacy continuing as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of the Company (the “Merger”).

On July 11, 2024, CWR, then a majority holder of the Company’s voting stock, and the Board, approved the following corporate actions:

1.	To authorize and approve an amendment to the Company’s Articles of Incorporation, as amended (the “Existing Articles”), to effect a change of name from “Trustfeed Corp.” to “Polomar Health Services, Inc.”.

2.	To authorize and approve an amendment to the Existing Articles to effect an increase in the number of authorized shares of the Company’s “blank check” preferred stock to 5,000,000.

3.	To authorize, but not require, an amendment to the Existing Articles, to effect a reverse stock split with a ratio of 1-for-10.

4.	To adopt the Company’s Certificate of Amendment to the Existing Articles, which makes no material changes to the Company’s Existing Articles other than incorporating the amendments described in Actions (1), (2) and (3) above.

5.	To adopt the Company’s 2024 Equity and Incentive Compensation Plan (the “Incentive Plan”).

At the effective time of the Merger on September 30, 2024 (the “Effective Time”), each 1% of the outstanding membership interest of Polomar Pharmacy were automatically converted into the right to receive 2,074,141.47 shares of Company Common Stock (the “Exchange Ratio”) or a total of 207,414,147 shares of Common Stock. Following the consummation of the Merger, at the Effective Time, former members of Polomar Pharmacy owned an aggregate of 75% of the Company and then-existing stockholders of the Company owned an aggregate of 25% of the Company. At or prior to the Effective Time, CWR, the Company’s then majority owner with an 83.3% beneficial ownership stake in the Company, converted its 500,000 shares of Company Series A Convertible Preferred Stock into 10,000,000 shares of Common Stock, and returned for cancellation 50,000,000 shares of the Company’s Common Stock for cancellation. Affiliates of CWR 1 or other related parties owned a majority of the membership interests of Polomar Pharmacy immediately prior to the Effective Time.

The Merger is considered a “reverse merger” as the historical financial statements of Polomar Pharmacy, the accounting acquirer, have been substituted for the historical financial statements of the Company. As a result of the Merger, the Company ceased commercializing the Pre-Existing Business.

On October 10, 2024, the Company amended the Existing Articles to change its name to Polomar, to effect a 10 for 1 reverse stock split, and to effect an increase in the number of authorized shares of the Company’s “blank check” preferred stock to 5,000,000. On November 1, 2024, the reverse stock split was effected and, as a result, as of November 1, 2024 there were 27,655,560 shares of Common Stock of Polomar issued and outstanding.

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IP and License Agreement

We rely or intend to rely on intellectual property licensed or developed, including patents, trade secrets, trademarks, technical innovations, laws of unfair competition and various licensing agreements, to provide our future growth, to build our competitive position and to protect our property. As we continue to expand our intellectual property portfolio, it is critical for us to continue to invest to protect our technology, inventions, and improvements.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. Our policy is to require our employees, consultants, contractors, manufacturers, outside collaborators and sponsored researchers, board of directors, and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality or material transfer agreements from any company that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

On June 29, 2024, in anticipation of the Acquisition, we licensed certain proprietary, patent pending, medication ingestion technology from Pinata Holdings, Inc. The Company believes these medical devices, which utilize an aerosol-based system, may significantly increase drug bioavailability and thereby decrease the time required for drugs to become effective. We intend to utilize these devices in the dispensing of diabetes medicines, erectile dysfunction medications and certain weight loss drugs.

Trademarks include SlimRx™, Polo Meds™ and several related URLs.

Competition

The Company faces strong competition in the on-line prescription fulfillment marketplace, particularly for GLP-1 agonist weight loss drugs and erectile dysfunction formulations as industry leaders Hims/Hers and Ro currently control a significant market share for these drugs. Hims/Hers and Ro currently dispense their GLP-1 drugs (semaglutide and tirzepatide) via traditional drug vials and use of a syringe requiring the patient to manually fill the syringe with the drug prior to injection. We believe our pre-filled injection pen system will provide an easier, better, and more comfortable user experience thereby providing us a potential marketing advantage.

Eli Lily and Company, the manufacturer of Mounjaro and Zepbound (Tirzepatide) competes directly with us through Lilly Direct, an online platform that delivers prescribed medications directly to the patient. Based on publicly available information, we believe that where both Mounjaro and Zepbound can cost more than $1,100 per month when fulfilled by a traditional pharmacy, as of August 27, 2025, Lilly Direct is offering Zepbound directly to the customer at between $399 and $549 (depending on dose prescribed) per month, a significant discount over local pharmacies. This discounted medication is delivered to the patient by Lilly Direct in single use vials with a syringe instead of an injector pen. This requires the patient to manually measure and fill the syringe prior to injection. We expect that our pre-filled injection pens will be a more attractive delivery system for most patients, and we will be competitive on pricing.

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We believe that both Hims/Hers and Ro currently sub-contract their prescription fulfillment to other licensed compounding pharmacies as neither owns their own pharmacy. Hims/Hers and Ro are also active in promoting hair loss treatment and the treatment of dermatological conditions. While both Hims/Hers and Ro presently have a significant marketing advantage over us, we believe that our integrated platform delivering telemedicine to patients and directly fulfilling prescription may provide an advantage and is likely to provide better margins on the products we sell.

Our direct competition is limited. Levity Healthcare, Inc., launched in 2023, and their related company ZipHealth, Inc. (Florida licensed pharmacy), has been in operation since 2019, providing similar compounding services as we do, utilizing their own provider group, offering weight loss drugs and consultation through JoinLevity.com and prescribes other drugs at ziphealth.co. ZipHealth is presently licensed in 25 states and has publicly announced that they expect to continue expanding. ZipHealth, like the Company, does not currently accept insurance, but plans to do so in the future. We believe our competitive advantage over Levity/ZipHealth is the user experience. Like other competitions offering injectable drugs, Levity delivers the medication in a sterile bottle with syringes for the consumer to manually fill just prior to injection. We believe our pre-filled injector pen system will be more attractive to the consumer of our products.

Our address is 32866 US Hwy. 19 N, Palm Harbor, FL 34684. Our website address is www.polomarhs.com. The information on our website is not part of this prospectus.

Human Capital

As of September 11, 2025, we had 4 full-time employees and no part-time employees. We also use the services of consultants as needed from time to time.

We presently do not have pension, health insurance, annuity or other employee benefits; however, we intend to adopt some or all of such employee benefits in the future. There are presently no personal benefits available to any officers, directors, or employees. Our employees are all based in the United States, at our offices located in California, Florida or operating remotely. These employees oversee day-to-day operations of the Company. We are subject to labor laws and regulations that apply to our employees located in our Florida and California offices. These laws and regulations principally concern matters such as pensions, paid annual vacation, paid sick days, length of the workday and work week, minimum wages, overtime pay, insurance for work-related accidents, severance pay and other conditions of employment.

We believe we will be able to attract and retain top talent by creating a culture that challenges and engages our employees, offering them opportunities to learn, grow and achieve their career goals.

We believe that we provide competitive compensation for our employees. We may also offer annual bonuses and stock-based compensation for eligible employees.

We aim to provide our employees with advanced professional and development skills, so that they can perform effectively in their roles and build their capabilities and career prospects for the future.

We strive to encourage a diversity of views and to create an equal opportunity workplace. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be satisfactory.

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PROPERTIES

Our principal executive offices are located at 32866 US Hwy. 19 N, Palm Harbor, FL 34684. .

Our wholly owned subsidiary, Polomar Pharmacy entered into a three-year lease commencing on June 1, 2023, and ending on May 31, 2026, for approximately 3,500 sq. ft. of commercial retail and office space located in Palm Harbor, Florida. The monthly base rent for the first year of the lease was $2,816.90, for the second year of the lease the base rent is $2,901.41 and $2,988.45 for the third and final year of the lease. The base rent is subject to an additional 3% commercial lease tax.

We believe that our properties are adequate for our current needs, but growth may require larger facilities in the event of the addition of personnel or the need for additional production capacity. We do not own any real estate.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

We currently have three directors serving on our Board. The following table lists the name, age and position of the individuals who serve as members of our Board of Director, as of the date of this prospectus:

Name	Age	Position
Terrence M. Tierney	63	President, Secretary, and Director
Gabriel Del Virginia	67	Director
David Spiegel	62	Director

Terrence M. Tierney, President, Secretary, and Director. Mr. Tierney has over 30 years of senior level management experience in both the private and public sectors. From September 2020 to present, Mr. Tierney has served as President of Profesco, Inc., a business management consulting firm focused on corporate strategy, reorganization plans, SEC compliance and tax qualified not-for-profit public charities (501c3). From October 2018, until August 2020, Mr. Tierney was the Corporate Secretary and Chief Administrative Officer of MJ Holdings, Inc., an OTC-markets listed public company. Mr. Tierney has also previously served as the Managing Director of Building for America’s Bravest, a joint venture program between the Gary Sinise Foundation and the Stephen Siller Tunnel to Towers Foundation that builds custom designed “smart homes” for severely wounded U.S. military personnel. Mr. Tierney earned a Bachelor of Science degree in Aeronautics/Professional Pilot from St. Louis University and was awarded a Juris Doctor degree from New York Law School in 1992.

Gabriel Del Virginia, Director, Chairman Audit Committee, member Compensation and Nominating Committees. Mr. Del Virginia, has more than 30 years of experience providing legal representation in various types of public and private business entities in corporate, mergers and acquisitions, financing, litigation and financial restructuring matters, as an associate at several prominent national law firms, including Milbank Tweed Hadley & McCloy, and thereafter as principal of his own law firm, where he has practiced for over 15 years. He graduated from Rutgers University and the Rutgers Law School, clerked for a United States Federal Judge, and is a member of the bars of New Jersey and New York.

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David Spiegel, Director, Chairman of the Compensation Committee, member Audit and Nominating Committees. Mr. Spiegel has over 30 years of consulting and senior level management experience in the biotechnology industry, marketing, communications and financial fields, and has consulted in other industries, as well. Since April 1994, he has been the principal and founder of David A. Spiegel, LLC, a general consulting firm that has represented companies that range from the Fortune 50 to start-ups. He is the founder, CEO, President and a member of the Board of Directors of IES Life Sciences, Inc., a private molecular diagnostics company, since January 2013, and the founder, CEO and a member of the Board of Directors of Knowledge Pharmaceuticals Inc., a private drug development company, since January 2022. He is a member of the Board of Directors of and an advisor to Novitrica, a private gene delivery company. In addition to his consulting, Mr. Spiegel founded the Carol H. Barletta Foundation in honor of his late wife. The charity contributes to no kill animal shelters and programs for distressed inner-city youth. David holds a Bachelor of Science degree in Electrical Engineering from the University of Bridgeport in Connecticut and earned an MBA from the Wharton School at the University of Pennsylvania.

Executive Officers

Following is the name, age and other information for our sole executive officer, as of the date of this prospectus. All company officers are or have been appointed to serve until their successors are elected and qualified or until their earlier resignation or removal. Information regarding Terrence M. Tierney, our sole executive officer and a Director, is set forth above under “Board of Directors.”

Name	Age	Position
Terrence M. Tierney	63	President, Secretary, and Director
Charlie Lin	54	Chief Financial Officer and Treasurer

Charlie Lin, Chief Financial Officer, Treasurer. Mr. Lin is a Certified Public Accountant (“CPA”) and Certified Management Account (“CMA”) He is experienced in the areas of cost control, manufacturing accounting, strategic financial planning, ERP, GAAP compliance, SOX/IFRS compliance, public and private accounting, start-ups, SEC regulation compliance, M&A, private equity and venture capital funding, and capital structure. He has held key roles as CFO and Controller of both public (Deyu Agriculture, Acorn Energy, Wabtec) and private companies (US Seismic Systems, Uptime Energy Drink, MicroFabrica, Foxconn) in heavy manufacturing, food and drink and high-tech startups. Mr. Lin has an MS and BS in Accounting from the University of Wisconsin, he has been a CPA since November 1998, and a CMA since April 2000. Mr. Lin is member of AICPA since April 1999, member of ICPAS (Illinois CPA Society) since March 1999, and member of IMA (Institute of Management Accountants) since July 1998.

Committees of the Board of Directors

At a meeting of the Board of Directors on October 24, 2024, the board unanimously voted to form an Audit Committee and Compensation Committee. On January 27, 2025, the board unanimously voted to form a Nominating Committee. All members of the Audit Committee, the Compensation Committee, and the Nominating Committee are, and are required by the charters of the respective committees to be, independent as determined under Nasdaq Listing rules.

Audit Committee

The Audit Committee is composed of Messrs. Del Virginia and Mr. Spiegel. Each of the members of the Audit Committee is independent, and the Board has determined that Mr. Del Virginia is an “audit committee financial expert,” as defined in SEC rules. The Audit Committee acts pursuant to a written charter which is available through our website at www.polomarhs.com. The Audit Committee held one meeting during the fiscal year ended December 31, 2024.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

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Compensation Committee

The Compensation Committee is composed of Messrs. Spiegel and Del Virginia. Each of the members of the Compensation Committee is independent. The Compensation Committee acts pursuant to a written charter which is available through our website at www.polomarhs.com. The Compensation Committee held one meeting during the fiscal year ended December 31, 2024.

The function of the compensation committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

Nominating Committee

The Nominating Committee is composed of Messrs. Del Virginia and Spiegel. Each of the members of the Nominating Committee is independent. The Nominating Committee acts pursuant to a written charter which is available through our website at www.polomarhs.com. The Nominating Committee held no meetings during the fiscal year ended December 31, 2024.

The function of the nominating committee is to review and nominate individuals for the Board to appoint as directors of the Company.

As of the date of this filing the Board has not adopted a formal policy concerning the nomination of directors or consideration of director candidates recommended by our security holders. The Company will identify potential nominees from individuals known to its directors and officers who had knowledge and experience relevant to the Company’s business.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the current needs of the Company. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This permits our Board the flexibility to establish the most appropriate structure for the Company as the need arises.

Our directors are involved in the general oversight of risks that could affect our Company and the iteration of our Board following the Transaction will continue to evaluate our leadership structure and modify such structure as appropriate based on our size, resources and operations.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Conduct that applies to all of our directors, officers, employees, and consultants. A copy of our code of ethics is attached as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. There were no substantive amendments or waivers to this code in 2024.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

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●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Mr. Del Virginia and Mr. Spiegel can be considered independent.

Family Relationships

There are no familial relationships between any of our officers and directors.

Compensation Committee Related Function

The Board does not currently have a standing compensation committee, and thus we do not have a compensation committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the compensation committee. The full Board currently has the responsibility for reviewing and establishing compensation for executive officers and making policy decisions concerning salaries and incentive compensation for executive officers of the Company.

The Company’s executive compensation program is administered by the Board, which determines the compensation of the Executive Chairman and other executive officers of the Company. In reviewing the compensation of the individual executive officers (other than the Executive Chairman), the Board intends to consider the recommendations of the Executive Chairman, published compensation surveys and current market conditions.

Communication with Stockholders

Stockholders wishing to communicate with the Board can send an email to directors@polomarhs.com or write or telephone to the Company’s corporate offices:

Polomar Health Services, Inc.

CEO

32866 US Hwy. 19 N

Palm Harbor, FL 34684

(727) 425-7575

All such communication must state the type and amount of Company securities held by the stockholder and must clearly state that the communication is intended to be shared with the Board. The Company will forward all such communications to the members of the Board.

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Executive Compensation

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Brett Rosen	2024	-	-	-	-	-	-	-
Former President, Chief Financial Officer, Secretary, Treasurer and Director(1)	2023	-	-	-	-	-	-	-

Terrence M. Tierney	2024			-			54,000
President, Secretary and (2)	2023	-	-	-	-	-	-	-

Charlie Lin	2024	65,000	-	-	-	-	-	-
Chief Financial Officer and Treasurer	2023	-	-	-	-	-	-	-

(1)	Mr. Rosen was appointed to such positions on and as of December 29, 2023, and resigned from all executive employment and director positions effective as of March 21, 2024.
(2)	Mr. Tierney was appointed to such positions on March 21, 2024. Profesco, Inc., an affiliate of Mr. Tierney, received $54 000 from the Company in 2024 for services performed on behalf of the Company by Mr. Tierney.

Outstanding Equity Awards at Fiscal Year-End

None of our named executive officers received or holds any equity awards as of the end of the fiscal year ended December 31, 2024.

Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal year ended December 31, 2024 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in the fiscal year ended December 31, 2024 under any long-term incentive plan.

Limits on Liability and Indemnification

Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Director Compensation

None of our directors received any compensation for their services to the Company during the fiscal years ended December 31, 2024 and 2023.

Professional Services Agreement

In furtherance of Mr. Tierney’s appointment as the Company’s sole executive officer, the Company, Mr. Tierney and an affiliate of Mr. Tierney, have entered into a Professional Services Agreement (the “Services Agreement”). Pursuant to the terms of the Services Agreement, among other things, Mr. Tierney, directly or through his affiliate, fills the role of President, Chief Financial Officer, Secretary and Treasurer of the Company and otherwise act as the Company’s principal executive officer and principal financial officer. Mr. Tierney is compensated at a flat rate of $5,000 per month for up to twenty-five hours worked per month.

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The term of the Agreement was for an initial term ending on the earlier of five months or the filing of the Company’s Form 10-Q for the accounting period ending June 30, 2024, and it may be extended by mutual consent or earlier terminated in the event of certain “cause” events as specified in the Agreement. The Agreement was extended through December 31, 2024, by mutual consent of all the parties to the agreement. The total compensation agreed to by the parties for the period August 1, 2024 through December 31, 2024, was $17,500 plus reimbursement of reasonable approved expenses. On January 24, the Agreement was extended through March 31, 2025, for the period November 1, 2024, through March 31, 2025, for total agreed upon compensation of $60,000 plus reimbursement of reasonable expenses. On July 28, 2025, the Agreement was extended through August 31, 2025, for the period April 1, 2025, through August 31, 2025, for total agreed upon compensation of $64,000 plus reimbursement of reasonable expenses.

Mr. Tierney is subject to non-compete, non-disclosure, indemnification and work-for-hire provisions, as provided in the Services Agreement.

2024 Equity and Incentive Compensation Plan

Introduction

The Company approved and adopted the 2024 Equity and Incentive Compensation Plan (the “Incentive Plan”) on July 11, 2024, which became effective immediately after the consummation of the Acquisition and the implementation of the Reverse Stock Split.

The Incentive Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to the Company’s employees, consultants and directors, which will align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to the Company’s financial success. The Board believes that the Incentive Plan will serve a critical role in attracting and retaining high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals.

Background

We believe that equity awards are compensation elements critical to attracting and retaining employees, directors and other key service providers of the Company and its subsidiaries and providing such persons with incentives and rewards for performance.

In connection with our planned business focus and opportunities, the Board considered our anticipated future equity needs. Subject to adjustment upon the occurrence of various corporate events as described in the 2024 Plan and the automatic reset at January 1 each year as further described below, the aggregate number of shares reserved for issuance under the 2024 Plan is 5,000,000 shares. Shares that become available as a result of forfeiture, cancellation, expiration or cash settlement of awards in accordance with provisions set forth in the 2024 Plan will again be available for issuance under the 2024 Plan.

The number of shares that we may use in any fiscal year for equity awards under the 2024 Plan is subject to variance based on many factors, including our decisions on long term incentive plan program design and performance, the market price of our Common Stock and the possibility of an increase in eligible employees due to growth. Our Board believes that the 2024 Plan, including the number of shares available for issuance thereunder, represents a reasonable amount of potential additional equity dilution.

We believe that the 2024 Plan will enable us to grant equity awards to key individuals and be competitive with our planned industry peers, including with respect to recruiting, retaining, and motivating those individuals who are or may be critical to our success. The adoption of the 2024 Plan also allows us to use equity incentive awards instead of solely cash awards, which would more likely align the interests of our executives and key individuals with those of our shareholders.

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Summary of the 2024 Plan

Purpose. The purpose of the 2024 Plan is to attract and retain officers, non-employee directors, consultants, independent contractors and other key employees of the Company and its subsidiaries and to provide such persons with incentives and rewards for performance.

Administration. The 2024 Plan will be administered by the Compensation Committee of the Board or any other committee of the Board that the Board designates to administer the 2024 Plan, or the full Board in the event no such committee is designated (the “Committee”). Subject to certain restrictions set forth in the 2024 Plan, the Committee may from time-to-time delegate all or any part of its authority under the 2024 Plan to one or more of its members, one or more Company officers or to one or more agents or advisors. However, the Committee may not delegate such responsibilities to officers for awards granted to persons who are officers, non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee’s interpretation or construction of any 2024 Plan provision will be final and conclusive, including any agreement, certificate, resolution or other evidence that sets forth the terms and conditions of 2024 Plan awards.

Eligibility. Any person who is selected by the Committee to receive benefits under the 2024 Plan, and who is at that time an officer or other key employee, consultant or independent contractor of the Company or any of its subsidiaries, including non-employee directors (each a “participant” and together the “participants”), is eligible to participate in the 2024 Plan. Independent contractors may also become eligible to participate in the 2024 Plan.

Shares Authorized for Issuance. Subject to adjustments provided in the 2024 Plan, the maximum number of shares of our Common Stock that may be issued or transferred in connection with 2024 Plan awards is limited to 5,000,000 (taking into account the Reverse Stock Split expected in October 2024) shares, plus shares that may become available by virtue of acquiring a company with a pre-approved plan as described further below. Shares issued under the 2024 Plan may be of original issuance, treasury shares or a combination of both. The aggregate number of shares of Common Stock available under the 2024 Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to a 2024 Plan award. A maximum of 100,000 shares of Common Stock, in the aggregate, can be granted in respect of “incentive stock options” as defined in Section 422 of the Code (“incentive stock options”). Shares issued or transferred in substitution for, in conversion of or in connection with the assumption of awards relating to an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries may become available under the 2024 Plan. The same may apply for shares available under certain plans that we or our subsidiaries may assume from another entity in connection with corporate transactions. In either case, such shares will not reduce the number of shares available for issuance under the 2024 Plan or be added to the share limits under the 2024 Plan if such award is canceled or forfeited, expires or is settled for cash (in whole or in part).

The aggregate number of shares authorized to be awarded will automatically increase on January 1 of each year, and ending on (and including) January 1, 2033, in an amount equal to 10% of the total number of shares outstanding on December 31 of the immediately preceding calendar year, excluding for this purpose any such outstanding shares that were granted under the 2024 Plan and remain non-vested and subject to forfeiture as of the relevant December 31. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares than provided herein.

Share Recycling. Shares that become available as a result of forfeiture, cancellation, expiration or cash settlement of awards in accordance with provisions set forth in the 2024 Plan will again be available for issuance under the 2024 Plan. Shares tendered or otherwise used as payment for options, shares withheld to satisfy tax obligations, and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options will not be added back to the aggregate number of shares available for issuance under the 2024 Plan.

Individual Limitations. The 2024 Plan provides for the following individual limitations, subject to adjustment provided in the 2024 Plan: (1) a maximum of 200,000 shares of Common Stock, in the aggregate, can be granted to an individual in respect of stock options or stock appreciation rights (“SARs”) during any calendar year; (2) no non-employee director can receive grants that, in the aggregate, exceed $1,000,000 in any calendar year; and (3) the grant price of any incentive stock options granted during a calendar year cannot exceed $100,000 for any participant.

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Minimum Vesting Period. Unless otherwise specified in an award agreement to the contrary, no awards will vest until a minimum of six months has passed from the date of grant.

Types of 2024 Plan Awards. Under the 2024 Plan, we may grant option rights (or stock options, including incentive stock options), SARs, restricted shares, restricted stock units (“RSUs”), cash incentive awards, performance shares, performance units and certain other awards based on or related to our Common Stock. The 2024 Plan also provides that awards may be granted subject to certain terms and provisions, including the achievement of certain specified management objectives. Additionally, such terms and provisions may include required periods of continuous service by the participant and may provide for the earlier exercise or vesting, including in the case of retirement, death or disability of the participant or in the event of a change in control (as defined in the 2024 Plan).

●	Stock Options. A stock option is a right to purchase shares of Common Stock at a given price upon exercise of the right. 2024 Plan stock options may consist of incentive stock options, non-qualified stock options or a combination of both. Incentive stock options may only be granted to employees of the Company or its subsidiaries. Incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the market value per share on the date of grant, with additional requirements in the case of incentive stock options for 10% shareholders. Each grant will specify the form of consideration to be paid to satisfy the exercise price. The exercise of a stock option will result in the cancellation of any associated tandem SAR. No 2024 Plan stock option may provide for dividends or dividend equivalents.

●	Stock Appreciation Rights. The Committee may grant SARs, which are rights to receive an amount expressed as a percentage of the spread between the exercise price of such right and the value of the shares of Common Stock (not exceeding 100%) at the time of exercise. An SAR can take the form of a “tandem appreciation right” which is granted simultaneously with a stock option grant under the 2024 Plan or a “free-standing appreciation right” which is not connected to any other award. Each award agreement for a grant of SARs will identify any related stock options and contain such other terms and provisions, consistent with the 2024 Plan, as the Committee may approve. The base price of a free-standing appreciation right will be equal to or greater than the fair market value of a share of Common Stock on the date of grant, with limited exceptions. Tandem appreciation rights will provide that they may be exercised only at a time when the related stock option is also exercisable and at a time when the spread is positive. No 2024 Plan SARs may provide for dividends or dividend equivalents.

●	Restricted Stock. Restricted stock grants are direct grants of common stock, subject to restrictions. Each grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of Common Stock on the date of grant. Restricted stock entitles a participant to dividends, voting and other ownership rights, subject to a substantial risk of forfeiture and other restrictions on transfer for a period of time or until certain performance objectives are achieved, in each case as determined by the Committee. Any grant of restricted stock may require that any dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred or reinvested in additional shares of restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of performance objectives will be deferred until, and paid contingent upon, the achievement of the applicable performance objectives.

●	Restricted Stock Units. RSU grants are an agreement by the Company to deliver shares of Common Stock, cash or a combination, subject to the fulfillment of such conditions during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of Common Stock on the date of grant. During the restriction period, the participant does not have any ownership interest in the Common Stock underlying the award and cannot transfer the shares or exercise any voting rights. Rights to dividend equivalents may be made part of any RSU award at the discretion of the Committee. However, dividend equivalents or other distributions on shares of Common Stock underlying the RSUs with restrictions that lapse as a result of the achievement of performance objectives will be deferred until, and paid upon, the achievement of the applicable performance objectives.

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●	Cash Incentive Awards, Performance Shares and Performance Units. Cash incentive awards, performance shares, and performance units may also be granted under the 2024 Plan. A performance share is a bookkeeping entry that records the equivalent of a share of Common Stock, and a performance unit is a bookkeeping entry of the right to receive one share of Common Stock subject to vesting conditions based on the achievement of one or more objectives set forth in an award agreement. Each grant will specify the number or amount of performance shares or performance units or the amount payable with respect to a cash incentive award being awarded. These awards become payable to participants based upon the achievement of specified objectives and such other terms and conditions as the Committee determines at the time of grant. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, shares of Common Stock, restricted stock or RSUs or in any combination of the same. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant earning the subject performance shares.

●	Other Awards. The Committee may, subject to limitations under applicable law and under the 2024 Plan, grant to any participant shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock. These other awards could include, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified affiliated companies or business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock, the value of affiliated companies’ securities or the performance of affiliated companies or other business units. The terms and conditions of any such awards will be determined by the Committee. In addition, the Committee may grant cash awards, as an element of or supplement to any awards granted under the 2024 Plan. The Committee may also grant shares of Common Stock as a bonus or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2024 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee, in a manner than complies with Section 409A of the Code.

Change in Control. Award agreements under the 2024 Plan may provide for accelerated vesting, early exercise or lapsed or modified restrictions, as applicable, in the event of a change in control. The Board has the right to make any determinations as it considers appropriate in the circumstances upon a change in control to ensure the fair treatment of participants including with respect to vesting provisions, subject to the requirements of Section 409A of the Code. In general, a “change in control” will be deemed to have occurred if: (a) any person or group acquires beneficial ownership of more than 50% of the outstanding shares or of the voting power of the outstanding shares; (b) any consolidation or merger involving the Company occurs that does not result in Company shareholders being majority shareholders of the surviving or continuing corporation; (c) any transfer of substantially all of the assets of the Company, other than to an entity (or entities) in which the Company or its shareholders immediately following such transaction beneficially own a majority interest; or (d) the shareholders approve any plan or proposal for the liquidation or dissolution of the Company.

Transferability of Awards. Except as otherwise provided by the Committee, no 2024 Plan award or dividend equivalents paid with respect to 2024 Plan awards will be transferable by a participant except by will or the laws of descent and distribution. In no event will any 2024 Plan award be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by them or, in the event of the participant’s legal incapacity to do so, by their guardian or legal representative. The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to 2024 Plan awards will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions. The Committee will make or provide for adjustments in 2024 Plan award terms, as the Committee in its sole discretion, exercised in good faith, determines to be equitably required to prevent dilution or enlargement of participants’ rights. Such changes in rights can result from: (a) stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the Company’s capital structure; (b) mergers, consolidations, spin-offs, reorganizations, partial or complete liquidations or other distributions of assets, issuances of rights or warrants to purchase securities; or (c) any other corporate transaction or event having a similar effect. If any such transaction or event, or a change in control, occurs, the Committee may provide alternative consideration (including cash), if any, in substitution for any or all outstanding 2024 Plan awards as it will in good faith determine to be equitable under the circumstances.

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Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company, shareholder approval is required to amend the terms of outstanding 2024 Plan awards to (1) reduce the exercise price or base price of outstanding stock options or SARs or (2) cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with a lower exercise price or base price, as applicable, than the original. The 2024 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs without shareholder approval, and such provision itself may not be amended without approval by shareholders.

Detrimental Activity and Recapture. Award agreements may include additional provisions for cancellation or forfeiture of awards, or the forfeiture and repayment of any gain related to an award in the event the participant engages in detrimental activity. Awards granted under the 2024 Plan are subject to the Company’s Dodd-Frank Clawback Policy, as well as any Company policy regarding the recovery of erroneously granted compensation.

Grants to Non-U.S. Based Participants. The Committee may provide for special terms for awards to participants who are foreign nationals, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, and may establish sub-plans to effectuate these accommodations.

Amendment and Termination of the 2024 Plan. The Board may amend the 2024 Plan from time to time in whole or in part. However, if any amendment would (1) materially increase the benefits accruing to participants under the 2024 Plan, (2) materially increase the number of shares that may be issued under the 2024 Plan, (3) materially modify the requirements for participation in the 2024 Plan or (4) otherwise require shareholder approval to comply with applicable law or the rules of the stock exchange on which the Company’s Common Stock is then listed, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Further, subject to the 2024 Plan’s prohibition on repricing, the Committee may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2024 Plan, no such amendment may be made that would impair the rights of any participant without such participant’s consent. The Board may terminate the 2024 Plan at any time in its discretion. Termination of the 2024 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

U.S. Federal Income Tax

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2024 Plan based on US federal income tax laws currently in effect. This summary is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to shares of restricted stock that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

44

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received, and the capital gains/loss holding period for such shares will also commence on such date.

Nonqualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally ordinary income will be recognized in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will generally be entitled to a corresponding deduction, subject to deduction limitations.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND VESTING OR EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY TO WHICH THE SERVICE PROVIDER MAY BE SUBJECT.

New Plan Benefits

A new plan benefits table for the Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Incentive Plan if the Incentive Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Incentive Plan will be made at the Board or Committee’s discretion, subject to the terms of the Incentive Plan. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable at this time.

45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table shows the beneficial ownership of our Common Stock as of the Closing on September 11, 2025 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of September 11, 2025 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The following table provides for percentage ownership assuming 27,994,624 shares are issued and outstanding as of September 11, 2025. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Directors and Executive Officers
Terrence M. Tierney	158,333	* %
Gabriel Del Virginia	125,000	* %
David Spiegel	104,384	* %
All directors and executive officers as a group (3 persons)	390,317	* %

5% Stockholders
CWR 1, LLC (1)(6)	6,293,760	22.48%
Daniel Gordon (1)(2)(3)	6,678,739	23.85%
Michael Ogburn (4)	2,779,351	9.93%
Christopher Price (5)	2,779,351	9.93%
Reprise Management, Inc. (1)(7)	2,077,451	7.42%

* Less than 1%

(1)	CWR and Reprise are affiliates of Daniel Gordon and of GLD.
(2)	Daniel Gordon is the majority shareholder of GLD Management, Inc., the general partner of GLD, Affiliates of which own CWR, and Reprise Management, Inc. and, as such, may be deemed to beneficially own shares held directly by CWR and Reprise.
(3)	Daniel Gordon and members of his immediate family own the shares disclosed herein and Mr. Gordon may be deemed to beneficially own these shares.
(4)	Michael Ogburn may be deemed to beneficially own 954,106 shares held by the Michael Ogburn Roth IRA, 954,106 shares held by IX Ranch Trust and 954,106 shares owned by Birdhouse Trust.
(5)

Christopher Price owns 477,053 shares of the Polomar Common Stock. Mr. Price, as a member of TEC Consulting, LLC (“TEC”) and Investments Alternatives, LLC (“Alternatives”), may be deemed to beneficially own 1,151,149 shares held by TEC and 1,151,149 shares held by Alternatives.

(6)	Includes 1,250,000 common shares eligible for conversion pursuant to the ownership by CWR of ninety (90) shares of Polomar Series A Convertible Preferred Stock.
(7)	Includes 750,000 common shares eligible for conversion pursuant to the ownership by Reprise of sixty (60) shares of Polomar Series A Convertible Preferred Stock.

46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Person Transaction

During the fiscal year ended December 31, 2024, Trustfeed and Polomar borrowed an aggregate of $1,138,570 from a related party for payment of operating expenses, as follows:

On August 13, 2024, as amended on November 8, 2024, Polomar Pharmacy entered into the Reprise Note. Pursuant to the Reprise Note, Reprise agreed to loan to Polomar Pharmacy up to $700,000 in one or more advances from time to time. An initial draw under the Note in the amount of $522,788 was made, which funds were used to repay all amounts due to Reprise pursuant to prior undocumented loans provided by Reprise to Polomar Pharmacy. As of December 31, 2024, there was $716,402.67 plus accrued interest of $29,508.91, outstanding on the Promissory Note. As of June 30, 2025, the outstanding principal amount of the Reprise Note was $808,875.30 plus accrued interest of $88,674.44. Also, on June 30, 2025, Reprise exchanged $300,000 of the amount due and owing under the Reprise Note for 60 shares of the Company’s newly designated and issued Series A Convertible Preferred Stock. The Reprise Note was amended on July 2, 2025, providing that the remaining principal balance of $597,549.74 of the Reprise Note shall be subject to an annual interest rate of 12% and all outstanding principal and accrued interest shall be due and payable on or before July 31, 2027. Reprise is an affiliate of Daniel Gordon and GLDLP. Mr. Gordon is the President of Reprise and the majority shareholder of GLD Management, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

Effective as of August 16, 2024, the Company entered into the CWR Note, as the borrower, with CWR as the lender. Pursuant to the CWR Note, CWR agreed to loan to the Company up to $250,000 in one or more advances from time to time. An initial draw under the CWR Note in the amount of $157,622.56 was made, which funds are being used to repay the CWR all amounts due to CWR pursuant to prior undocumented loans provided by CWR to the Company. As of June 30, 2025, the outstanding principal amount of the CWR Note was $450,000, inclusive of all accrued interest. On July 2, 2025, the Company and CWR executed the First Amendment, effective on June 30, 2025, CWR exchanged the CWR Note for 90 shares of the Company’s Series A Convertible Stock.

On July 21, 2025, the Company entered into the Second CWR Note. The Second CWR Note incorporates the following material terms:

●	The Company may draw up to $150,000 per the terms of the Second CWR Note. The Company is required to meet certain milestones as more fully described in the Second CWR Note in order to draw funds from CWR.

●	The Second CWR Note shall mature and be payable in full on or before October 31, 2025, or immediately upon other events as disclosed in the Second CWR Note.

●	The initial interest rate shall be 12% APR accruing on a calendar quarterly basis. In the event the Second CWR Note is not paid in full on or before October 31, 2025, then the interest rate shall be equal to the prime interest rate as published on the first day of each month in the Wall Street Journal – Money Rates plus 7%.

As of the date of this prospectus the Company has received draws pursuant to the terms of the Second CWR Note in the amount of $113,000.

CWR, an affiliate of the Company, owns approximately 18% of the issued and outstanding shares of the Common Stock of the Company. Daniel Gordon, CWR’s manager controls or beneficially owns approximately 24% of the issued and outstanding Common Stock of the Company; therefore, Mr. Gordon has voting control over approximately 42% of the issued and outstanding shares of the Company’s Common Stock.

On July 28, 2025, the Company entered into the Profesco Note with Profesco Holdings.

The Profesco Note incorporates the following material terms:

●	The Company may draw up to $100,000 per the terms of the Profesco Note.

●	The Profesco Note shall mature and be payable in full on or before October 31, 2025, or immediately upon other events as disclosed in the Profesco Note. The initial interest rate shall be 12% APR accruing on a calendar quarterly basis. In the event the Profesco Note is not paid in full on or before October 31, 2025, then the interest rate shall be equal to the prime interest rate as published on the first day of each month in the Wall Street Journal – Money Rates plus 7%.

Terrence M. Tierney, the Company’s CEO, President and Secretary and a director of the Company, is the sole member and manager of Profesco Holdings.

As of the date of this prospectus, the Company has received draws pursuant to the terms of the Profesco Note in the aggregate amount of $124,999.22.

Fastbase, which is controlled by Mr. Refer, sold 90,437,591 (pre-reverse split) shares of our Common Stock and 500,000 shares of our preferred stock to CWR for $350,000, leaving Mr. Refer with beneficial ownership of 3,855,000 (pre-reverse split) shares of our Common Stock.

The former president of CWR, the then-owner of 90,437,591(pre-reverse split) shares of our Common Stock and 500,000 shares of our preferred stock as of the closing of the Transaction, is Brett Rosen, our former President, Chief Financial Officer, Secretary and Treasurer, and a director. Mr. Rosen is no longer affiliated with CWR. Furthermore, CWR is an affiliate of GLDLP.

From time to time, affiliates of CWR and GLDLP have funded the Company’s expenses, including expenses incurred by it as a result of being a public company. Since the Transaction through December 31, 2024, such affiliates have funded an aggregate of $380,330.30, plus accrued interest of $12,328.51 of such expenses, which GLDLP expects to be repaid by the Company.

On June 28, 2024, we entered into the Merger Agreement. As of the Closing of the Acquisition, CWR, the Company’s majority owner with an 83.3% beneficial ownership stake in the Company Pre-Closing and approximately 18% post-Closing, transferred back to the Company and canceled 50,000,000 shares of our Common Stock owned beneficially and of record by it as part of the conditions to Closing. In addition, affiliates of CWR beneficially owned approximately 45% of Polomar, and post-Closing acquired an aggregate of 94,580,845 (pre-reverse split) shares of our Common Stock as merger consideration therefor, or approximately 34% of the Company immediately post-Closing.

47

Other than as set forth above and other than compensation arrangements which are described under “Executive Compensation” above, as of the consummation of the Closing, there are no related party transactions between the Company and any of our officers or directors that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Until we have a separate audit committee, our Board will review all related party transactions. In reviewing and approving related party transactions, the Board will consider, among other things, the relationship of the parties to the Board and the Company in determining that the terms of the related party transactions were consistent with an arms-length transaction and were in the best interests of the Company and our stockholders. In making this determination, the Board will consider the independence of the Company’s management and the Company’s counsel in negotiating the terms of the related party transactions, the overall independence of the Board in reviewing and approving the terms of the related party transactions, the conformity of the terms of the related party transactions with similar deals in the industry and the needs of the Company in relation to funding its ongoing operations. We do not have a written policy regarding specific standards for the consideration of related party transaction but instead rely upon the expertise of our Board and each director’s independence in making a determination that is in the best interests of the Company and our stockholders. Our Board intends to consider adopting such a policy.

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provides that we indemnify each of our directors to the fullest extent permitted under Nevada law. Our certificate of incorporation and bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by the board.

Family Relationships

There are no familial relationships between any of our officers and directors.

LEGAL MATTERS

The validity of the shares of Common Stock covered by this prospectus will be passed upon by Ruskin Moscou Faltischek, P.C., Uniondale, NY.

EXPERTS

The financial statements of the Company for the fiscal years ended December 31, 2023 have been audited by GreenGrowth CPAs (PCAOB ID 6580) as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Polomar Health Services, Inc. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports free of charge upon request. The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

48

POLOMAR HEALTH SERVICES, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Polomar Health Services, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Polomar Health Services, Inc. (the Company) as of December 31, 2024, and 2023, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended and the related notes collectively referred to as the financial statements.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses since inception and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Intellectual Property – Valuation

As described in Note X to the financial statements, the Company recognized a finite-lived intangible asset related to intellectual property (IP) acquired through a license agreement. The valuation of the IP was determined using a discounted cash flow model, which required management to make significant estimates and assumptions, including projected sales volumes, royalty rates, product launch timelines, discount rates, and market penetration. The IP accounted for a significant portion of the Company’s total assets as of December 31, 2024.

We identified the valuation of the IP as a critical audit matter due to the significant judgments required by management in estimating future cash flows and the subjective nature of key assumptions. Auditing these estimates and assumptions required a high degree of auditor judgment and the involvement of valuation specialists.

How the Critical Audit Matter was Addressed in the Audit

Our audit procedures related to the valuation of the IP included, among others:

●	Evaluating the reasonableness of management’s cash flow projections by comparing them to industry data and forecasted market conditions.
●	Assessing the appropriateness of key assumptions used in the valuation model, including projected revenues, royalty rates, and discount rates.
●	Testing the mathematical accuracy of the discounted cash flow model.
●	Engaging our valuation specialists to assist in assessing the discount rate and comparing the valuation methodology to industry practices.
●	Evaluating the adequacy of the Company’s disclosures regarding the IP valuation and related estimates and assumptions.

May 22, 2025

We have served as the Company’s auditor since 2023.

Los Angeles, California

PCAOB ID Number 6580

F-3

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

Balance Sheets

	December 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash	$6,191	$8,808
Accounts Receivable	$1,845
Inventory	68,777	3,459
Total current assets	76,813	12,267
Property, plant and equipment	41,458	-
Leasehold improvements	49,435	-
Accumulated Depreciations	(9,488)	-
Property and equipment, net	81,405	-
Other assets
Operating lease - right-of-use asset, net	49,180	81,665
Non-compete agreement, net		4,167
Intellectual property	9,735,000	-
Other intangible assets	250,000	-
Accumulated Amortization	(249,625)	-
Security deposit	9,000	9,000
Total other assets	9,793,555	94,832
Total assets	$9,951,773	$107,099

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$164,891	$39,464
Due to related party	-	30,507
Related party promissory notes	1,138,570
Operating lease - current liability	34,317	32,484
Total current liabilities	1,337,778	102,455
Long-term liabilities
Operating lease - long-term liability	14,864	49,180
Total long-term liabilities	14,864	49,180
Total liabilities	$1,352,642	$151,635

Stockholders’ deficit
Members’ deficit	-	140,500
Series A Preferred stock, par value $.001; 500,000 shares authorized; 0 and 500,000 issued and outstanding as of December 31, 2024 and 2023, respectively.	-	500
Common stock; $0.001 par value; 295,000,000 shares authorized; 27,657,679 shares issued and outstanding as of December 31, 2024, and 27,655,560 shares issued and outstanding as of December 31 2023.	27,658	109,138
Additional paid-in capital	11,482,636	1,275,156
Accumulated deficit	(2,911,163)	(1,569,830)
Total Stockholders’ deficit	8,599,131	(44,536)

Total liabilities and stockholders’ deficit	$9,951,773	$107,099

The accompanying notes are an integral part of these audited financial statements.

F-4

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

STATEMENTS OF OPERATIONS

	For the year ended
	December 31,	December 31,
	2024	2023

Revenue	58,824	41,844

Cost of Goods Sold	27,921	4,294

Gross Profit	30,903	37,550

Operating expenses
General and administrative	1,284,401	450,450
Sales and marketing	45,998	27,932
Total operating expenses	1,330,399	478,382

Loss from operations	(1,299,496)	(440,832)

Other expense
Interest expense	(41,837)	(495)
Foreign currency gain (loss)	-	(53)
Forgiveness of receivable - related party	-	(146,617)
Total other income (expense)	(41,837)	(147,165)

Net loss	$(1,341,333)	$(587,997)

Net loss per common share: basic and diluted	$(0.05)	$(0.02)
Basic weighted average common shares outstanding	27,656,094	26,112,909

The accompanying notes are an integral part of these audited financial statements.

F-5

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

Statements of Shareholders’ Equity

	Preferred Stock		Common Stock/LLC interests		Additional Paid-in	Stock	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Deficit
Balance, December 31, 2022	500,000	$500	26,100,125	$107,582	$1,023,476	$37,044	$(981,833)	$186,769
Common stock issued for cash			1,555,435	$1,556	$251,680	$(37,044)		$216,192
Acquiree’s 2023 members’ interest				$140,500				$140,500
Net loss							$(587,997)	$(587,997)
Balance, December 31, 2023	500,000	$500	27,655,560	$249,638	$1,275,156	$-	$(1,569,830)	$(44,536)
Recapitalization
Conversion of preferred stock	(500,000)	$(500)	-	-	-		-	$(500)
Conversion and issuance of common stock	-	-	2,119	$(81,480)	$10,207,480		-	$10,126,000
Conversion of Acquiree’s LLC member interests				$(140,500)				$(140,500)
Net loss							$(1,341,333)	$(1,341,333)
Balance, December 31, 2024	-	-	27,657,679	$27,658	$11,482,636	$-	$(2,911,163)	$8,599,131

The accompanying notes are an integral part of these audited financial statements.

F-6

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

Statements of Cash Flows

	For the year ended
	December 31,	December 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(1,341,333)	$(587,997)
Changes in assets and liabilities
Inventory	(65,318)	(3,460)
Depreciation and Amortization	263,280	5,833
Accounts receivable	(1,845)	30,000
Prepaid expenses	-	(4,135)
Security deposit	-	(9,000)
Accounts payable and accrued liabilities	125,429	34,452
Net cash used in operating activities	(1,019,787)	(534,307)
Cash flows from investing activities
Purchases of property, plant and equipment	(90,893)	-
Net cash used in investing activities	(90,893)	-
Cash Flows from Financing Activities
Due to related party	(30,507)	(39,196)
Proceeds from related party promissory notes	1,138,570
Proceeds from the issuance of common stock		216,192
Proceeds from members’ interest	-	140,500
Net cash from financing activities	1,108,063	317,496

Net increase (decrease) in cash	(2,617)	(216,811)

Cash, beginning of period	8,808	225,619

Cash, end of period	$6,191	$8,808

Supplemental disclosure of cash flow information
Cash paid for interest	$41,837	$495
Cash paid for taxes	$-	$-

Non-Cash investing and financing transactions
Forgiveness of receivable – related party	$-	$146,617

The accompanying notes are an integral part of these audited financial statements.

F-7

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1 – NATURE AND DESCRIPTION OF BUSINESS

The Company operates Polomar Specialty Pharmacy, LLC, a State of Florida licensed retail compounding pharmacy, located in Palm Harbor, FL, pursuant to license # PH35196. Polomar Specialty Pharmacy is also licensed as a Special Sterile Compounding Pharmacy, permit #PH35277, which authorizes the licensed entity to dispense injectable and other sterile compounds (eye drops, infused therapeutics) upon receipt of a valid prescription. The compounding facility operates pursuant to guidelines established under Sec. 503A “Compounding Pharmacy” of the Federal Food, Drug and Cosmetic Act. Section 503A authorizes the licensed entity to manufacture compounded drugs and fulfill prescriptions provided to it by licensed physicians. As a result, the Company is presently authorized to fulfill and deliver compounded prescribed medications in 28 states. Polomar is also actively seeking approval and authorization in other states and expects to be able to provide prescription medications in a majority of U.S. states by the end of 2025. Polomar also anticipates applying for a drug export permit in Q3 2025.

The Company also owns SlimRxTM (www.slimrx.com), a weight loss focused online platform that connects patients with licensed physicians to prescribe weight loss medications such as semaglutide compounded with vitamin B-12 and/or metformin (VitaSlimTM and VitaSlim PlusTM). SlimRx filed an application for statutory trademark protection on August 29, 2024. The prescriptions issued via SlimRx are fulfilled by Polomar. The Company also expects to launch PoloMedsTM (polomeds.com) during the second quarter of 2025 to fulfill prescriptions for diabetes medications including metformin compounds, sulfonylureas, and insulin; compounded erectile dysfunction medications inhalable sildenafil and Polomar’s prescription only, exclusive dermatological formulations co-developed by a board-certified dermatologist for the treatment of acne, alopecia areata, basal cell carcinoma, Becker’s nevus, vitiligo, and other common skin conditions.

An integral part of the Company’s business model is to provide prescription fulfillment services for third party web based tele-health platforms. This “wholesale” part of the business is expected to experience steady growth over the next twelve to eighteen months.

Corporate History and Capital Structure

We were incorporated in the State of Nevada on September 14, 2000, under the name of Telemax Communications. On or about July 24, 2003, the name was changed to HealthMed Services, Ltd.

Historically, Trustfeed was in the business of acquiring, leasing, and licensing growers for the cultivation and production (processing and distribution of cannabis and cannabis-related products within an incubator environment). The Company was also in the business of renewable fresh water and real estate. As a result of the change in ownership of the Company in 2021 by Fastbase, the Company became a technology company with access to a global database of information to provide consumers with trusted information about the companies they do business with (the “Pre-Existing Business”).

However, effective as of December 29, 2023 in accordance with a Stock Purchase Agreement, Fastbase, the then record and beneficial owner of (i) 90,437,591 shares of Common Stock of the Company, representing approximately 83% of the Company’s issued and outstanding Common Stock (the “Common Shares”), and (ii) 500,000 shares of the Series A Convertible Preferred Stock, par value $.001 per share, of the Company, representing 100% of the Company’s issued and outstanding shares of Preferred Stock (the “Preferred Shares” and, with the Common Shares, the “Transferred Shares”), sold the Transferred Shares to CWR 1, LLC, a Delaware limited liability Company (“CWR”) for aggregate consideration of $350,000 (collectively referred to as the “Transaction”). Additionally, Rasmus Refer, the Company’s then Chief Executive Officer (principal executive officer, principal accounting officer and principal financial officer) and Chairman and sole member of the Company’s Board of Directors (the “Board”), resigned from all director (as of February 12, 2024), officer and employment positions with the Company and its subsidiaries.

F-8

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

DECEMBER 31, 2024

Also as of December 29, 2023, the size of the Board was increased from one director to two directors and Brett Rosen was appointed as a director to fill the vacancy, to serve as director until the next annual meeting of stockholders of the Company, subject to his prior resignation or removal, and until his successor is duly elected and qualified, and Mr. Rosen was appointed President, Chief Financial Officer, Secretary and Treasurer of the Company.

Upon the consummation of the Transaction on December 29, 2023, the Company experienced a change in control. The Transaction and related transactions had the following consequences:

●	New management anticipated entering into a future transaction involving the Company, which could result in the acquisition of one or more businesses, companies or asset classes, including but not limited to intellectual property assets and that may currently be owned by affiliates of management.

●	The Company’s new management will be evaluating the Company’s Pre-Existing Business as part of these possible future transactions, and in the meantime, has suspended our operations relating to the Pre-Existing Business, with the expectation of permanently shutting down, spinning off or assigning the Pre-Existing Business at the time of such future transaction(s).

Effective as of March 21, 2024, Brett Rosen resigned from all of his officer and director positions with the Company, and he was replaced in all such positions by Terrence M. Tierney.

Polomar Merger

On September 30, 2024, the transaction described in the Merger Agreement was completed and the merger was deemed effective. The Acquisition is considered a recapitalization as the historical financial statements of Polomar, the accounting acquirer, have been substituted for the historical financial statements of Trustfeed.

On October 9, 2024, pursuant to the terms of the Merger Agreement, CWR 1, LLC, a shareholder of the Company, returned 50,000,000 shares of the Company’s common stock for cancellation. Also, in October 2024, pursuant to the terms of the Merger Agreement, the Company issued an aggregate of 207,414,147 (pre-split) shares of its common stock to the former Polomar members in the Merger.

Pinata License

On June 29, 2024, we executed a Know How and Patent License Agreement, as amended, with Pinata Holdings, Inc. (“Pinata”), to license from Pinata certain patent pending intellectual property rights and know how (the “IP Rights”) regarding the proprietary delivery of products containing metformin, eletriptan, semaglutide, liraglutide and sildenafil (the “Ingredients”). It is the Company’s intention to utilize the IP Rights in products expected to be manufactured and distributed by us post-Acquisition.

F-9

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

DECEMBER 31, 2024

Company Loans

On August 13, 2024, as amended on November 8, 2024, Polomar Specialty Pharmacy, LLC entered into a Promissory Note and Loan Agreement (the “Polomar Note”) with Polomar as the borrower and Reprise Management, Inc. (“Reprise”) as the Lender. Pursuant to the Polomar Note, Reprise agreed to loan to Polomar up to $700,000 in one or more advances from time to time. An initial draw under the Note in the amount of $522,788 was made, which funds are being used to repay all amounts due to Reprise pursuant to prior undocumented loans provided by Reprise to Polomar. As of December 31, 2024, the outstanding principal amount of the Note is $716,402.67 plus accrued interest of $29,508.91. The outstanding principal, and any and all accrued and unpaid interest with respect to the Polomar Note, is due and payable on July 31, 2025. Reprise is an affiliate of Daniel Gordon and GLDLP. Mr. Gordon is the President of Reprise and the majority shareholder of GLD Management, Inc., the general partner of GLDLP, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

Effective as of August 16, 2024, we entered into a Promissory Note and Loan Agreement (the “Note”), as the borrower, with CWR 1, LLC as the lender (“Lender” or “CWR”. Pursuant to the Note, CWR agreed to loan to the Company up to $250,000 in one or more advances from time to time. An initial draw under the Note in the amount of $157,622.56 was made, which funds are being used to repay the Lender all amounts due to Lender pursuant to prior undocumented loans provided by Lender to the Company. As of December 31, 2024, the outstanding principal amount of the Note is $380,330.30 plus accrued interest of $12,328.51. The outstanding principal, and any and all accrued and unpaid interest with respect to the Note, is due and payable on July 31, 2025. The Lender and its affiliates are the record owners of more than 40% of the voting stock of the Company, and is an affiliate of Daniel Gordon and of GLD Partners, LP. (“GLDLP”). Mr. Gordon is the majority shareholder of GLD Management, Inc., the general partner of GLDLP, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

Corporate Actions

On October 10, 2024, we filed Amended and Restated Articles of Incorporation (the “Articles”) with the Secretary of State of the State of Nevada to effect the following actions:

1. To change the name of the Company from Trustfeed Corp. to Polomar Health Services, Inc.;

2. To increase the Company’s authorized shares of “blank check” preferred stock to 5,000,000; and

3. To effect a reverse stock split with a ratio of 1-for-10.

On November 1, 2024, we effected the 1 for 10 reverse stock split. Accordingly, as of November 1, 2024, there were 27,657,679 shares of our common stock issued and outstanding.

In addition, we adopted our 2024 Equity and Incentive Compensation Plan.

Effective December 12, 2024, the Company’s trading symbol was changed from TRFE to PMHS.

License Agreement

On June 29, 2024, Trustfeed executed a Know How and Patent License Agreement (the “Agreement”) with Pinata Holdings, Inc., a Delaware corporation (“Pinata”), as restated and amended on January 9, 2025 (See Note 9 -Subsequent Events), to license from Pinata certain patent pending intellectual property rights and know how (the “IP Rights”) regarding the proprietary delivery of products containing metformin, eletriptan, sumatriptan, semaglutide, liraglutide and sildenafil (the “Ingredients”). The license is worldwide, non-exclusive and non-transferable pursuant to the terms of the Agreement.

The Company shall be obligated to pay a royalty to Pinata ranging from ten percent (10%) to twenty percent (20%) of the net sales from products utilizing the IP Rights containing the Ingredients.

The Agreement has a perpetual term, subject to the right of either party to terminate (a) if the other party commits a material breach of its obligations under the Agreement and fails to cure such breach and (b) at any time upon 180 days prior written notice to the other party.

F-10

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

DECEMBER 31, 2024

The Company’s wholly owned subsidiary, Polomar Specialty Pharmacy, LLC presently utilizes the licensed IP rights in its inhalable sildenafil products and intends to use the licensed IP rights for inhalable sumatriptan and oral GLP-1 receptor agonists.

Pinata is an affiliate of CWR.

License Agreement Valuation

The Company believes that the IP rights will positively affect the Company’s revenue during the term of the Agreement. Assuming the U.S. Patent and Trademark Office grants patent protection to some or all of the IP Rights, then the Company can expect twenty years of statutory protection of the IP Rights. The Company anticipates that the use of the IP Rights could result in significant gross revenues from the sale of products utilizing the IP Rights.

Utilizing projected net revenues, after deducting contractual royalties and cost of goods sold, through December 31, 2029, derived from the IP Rights that the Company is most likely to utilize we determined that the license had a net present value of $9,735,000. We additionally took into consideration that while the term of the license is perpetual it is non-exclusive, the underlying intellectual property has not as of the date of this filing been granted patent protection by the U.S. Patent and Trademark Office and the license is terminable on one-hundred eighty (180) days notice by either party.

Our address is 10940 Wilshire Boulevard, Suite 1500, Los Angeles, CA 90024.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein.

It is management’s opinion, however, that all material adjustments (consisting of normal and recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

F-11

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

DECEMBER 31, 2024

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Inventory

Inventories are stated at the lower of cost or market, with cost determined on an average-cost basis. Inventory includes raw materials and finished goods of $68,777 as of December 31, 2024.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue recognition

The Company recognizes revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From contracts with Customers, which requires that five basic criteria be met before revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation. Revenue from the sale of goods is recognized when all the following conditions are satisfied:

Revenue from the sale of goods is recognized when all the following conditions are satisfied:

Identification of the Contract: A contract exists with the customer that defines the rights and obligations of both parties.

Identification of Performance Obligations: The performance obligations under the contract are identified. A performance obligation is a promise to transfer goods to the customer. Determination of Transaction Price: The transaction price is determined based on the consideration to which the company expects to be entitled in exchange for transferring goods to the customer. Allocation of Transaction Price: The transaction price is allocated to each performance obligation based on its standalone selling price.

Recognition of Revenue: Revenue is recognized when control of the goods is transferred to the customer, which generally occurs at a point in time when the goods are shipped or delivered, and the customer obtains legal title. For contracts that include multiple performance obligations, revenue is allocated to each performance obligation based on its relative standalone selling price. If the standalone selling price is not observable, the company estimates it using appropriate valuation techniques.

Fair value of financial instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

F-12

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2023, or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at December 31, 2024 and 2023.

Intellectual Property

We capitalize external costs, such as filing fees and associated attorney fees, incurred to obtain issued patents, knowhow and patent license rights. We expense costs associated with maintaining and defending patents subsequent to their issuance in the period incurred. We amortize capitalized intellectual property on a straight-line basis over 10 years, which represents the estimated useful lives of the patents, know-how and patent license rights. The ten-year estimated useful life is based on our assessment of such factors as: the integrated nature of the portfolios being licensed, the overall makeup of the portfolio over time, and the length of license agreements for such patents. We assess the potential impairment to all capitalized net intellectual property costs when events or changes in circumstances indicate that the carrying amount of our patent portfolio may not be recoverable.

The carrying value of intellectual property as of September 30, 2024, is $9,735,000, which is included within “Other Assets” in the consolidated balance sheets.

Goodwill and Other Intangible Assets

Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. The Company reviews impairment of goodwill at least annually and more frequently if there are signs of impairment. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether a quantitative goodwill impairment test is necessary. If the Company concludes it is more likely than not that the fair value of a reporting unit exceeds its carrying amount, the Company need not perform the quantitative assessment.

If based on the qualitative assessment, the Company believes it is more likely than not that the fair value of a reporting unit is less than its carrying value, a quantitative assessment test is required to be performed. This assessment requires the Company to compare the fair value of each reporting unit to its carrying value including allocated goodwill. The Company determines the fair value of its reporting units generally using a combination of the income and market approaches. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. If the carrying value of a reporting unit exceeds the reporting unit’s fair value, a goodwill impairment charge will be recorded for the difference up to the carrying value of goodwill.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated any revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of December 31, 2024, the Company had $6,191 cash on hand. At December 31, 2024, the Company has an accumulated deficit of $2,911,163. For the year ended December 31, 2024, the Company had a net loss of $1,341,333, and cash used in operations of $1,019,787. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date of this filing.

Over the next twelve months, management plans to raise additional capital to increase the Company’s operational capacity. However, there is no guarantee the Company will be able to raise sufficient operating capital or that the merger will result in sufficient revenues to continue operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews condensed consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-13

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 4 – RELATED PARTY TRANSACTIONS

Due from related party

During the year ended December 31, 2023, the Company made advances to a shareholder totaling $40,000 and received repayments totaling $2,568. On September 30, 2023, the Company’s Board of Directors approved the forgiveness of the receivable. The balance of the receivable in the amount of $37,432 was recorded to Forgiveness of receivable – related party.

During the year ended December 31, 2023, the Company made advances to a company commonly controlled by a director of the Company totaling $113,882. The advances have 0% interest and are due upon demand. During the year ended December 31, 2023, the Company borrowed $4,697 from a shareholder for payment of operating expenses and repaid $67,568 of advances to the same shareholder from the prior period. On December 1, 2023, the Board of Directors forgave the entire balance of the note and the net receivable balance of $109,185, was recorded to Forgiveness of receivable – related party.

Due to related party

Effective as of August 13, 2024, we entered into a Promissory Note and Loan Agreement (the “Polomar Note”), as the borrower, with Reprise, as the lender. Pursuant to the Note, Reprise agrees to loan to the Company up to $700,000 in one or more advances from time to time. An initial draw under the Note in the amount of $522,788 was made, which funds are being used to repay the Lender all amounts due to Lender pursuant to prior undocumented loans provided by Lender to the Company. As of December 31, 2024, the outstanding principal amount of the Note is $716,402.67 plus accrued interest of $29,508.91. The outstanding principal, and any and all accrued and unpaid interest with respect to the Note, is due and payable on July 31, 2025.

Effective as of August 16, 2024, we entered into a Promissory Note and Loan Agreement (the “Note”), as the borrower, with CWR 1, as the lender. Pursuant to the Note, CWR 1 agrees to loan to the Company up to $250,000 in one or more advances from time to time. An initial draw under the Note in the amount of $157,622.56 was made, which funds are being used to repay the Lender all amounts due to Lender pursuant to prior undocumented loans provided by Lender to the Company. As of December 31, 2024, the outstanding principal amount of the Note is $380,330.30 plus accrued interest of $12,328.51. The outstanding principal, and any and all accrued and unpaid interest with respect to the Note, is due and payable on July 31, 2025.

NOTE 5 – NET EARNINGS PER SHARE

The reconciliation of the numerators and denominators of the basic and diluted earnings and loss per share calculations was as follows for the following fiscal years ended:

	December 31,	December 31,
	2024	2023
Numerator
Net loss	$(1,341,333)	$(587,997)
Denominator
Weighted-average shares used to compute basic EPS	27,656,094	26,112,909
Weighted-average shares used to compute diluted EPS	27,656,094	26,122,909
Net (loss) earnings per share
Basic	$(0.05)	$(0.02)
Diluted	$(0.05)	$(0.02)

Net (loss) earnings available to participating securities were not significant for fiscal years 2024 and 2023.

NOTE 6 – INCOME TAXES

The components of the Company’s provision for federal income tax for the years ended December 31, 2024 and 2023 consist of the following:

	December 31,	December 31,
	2024	2023
Federal income tax benefit attributable to:
Current operations	$2,911,163	$1,569,830
Less: valuation allowance	(2,911,163)	(1,569,830)
Net provision for federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	December 31,	December 31,
	2024	2023
Deferred tax asset attributable to:
Net operating loss carryover	$611,344	$329,664
Less: valuation allowance	(611,344)	(329,664)
Net deferred tax asset	-	-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $2,911,163 as of December 31, 2024, for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-14

NOTE 7 – RECAPITALIZATION

On September 30, 2024, Polomar Specialty Pharmacy, LLC (“Polomar” or “Accounting Acquirer”), merged with Trustfeed Corp. (“Trustfeed” or “Legal Acquirer”). The historical financial statements of the Accounting Acquirer were substituted for the historical financial statements of the Legal Acquirer resulting in a reverse merger.

The evaluation of which entity is the accounting acquirer requires a qualitative and quantitative analysis of a number of factors including operations, revenues, employees and post-merger control. In this case Polomar was operating a fully licensed, revenue generating compounding pharmacy with three full-time and two part time employees, while Trustfeed was a non-operating, fully reporting public company whose sole asset was the right to utilize, via a license agreement, a patent pending medical technology (the “Intellectual Property”).

Reverse mergers can present challenging accounting and reporting requirements. Based upon the circumstances of the reverse merger, the transaction can be classified as an asset acquisition, a capital transaction, or a business combination.

A reverse merger occurs if the entity that issues securities is identified as the accounting acquiree, for accounting purposes and the entity whose equity interests are acquired is the acquirer for accounting purposes. After the transaction, the owners of the private company will have obtained control of the public company and would be identified as the accounting acquirer under ASC 805. In this case, the public company (Trustfeed) is the legal acquirer, but the private company (Polomar) is the accounting acquirer.

The legal acquirer is the surviving legal entity in a reverse acquisition and continues to issue financial statements. In this case Trustfeed Corp. changed its name to Polomar Health Services, Inc. to reflect the “change in control”. While the surviving legal entity may continue, the financial reporting will reflect the accounting from the perspective of the accounting acquirer, in the instant matter, Polomar, except for the legal capital, which is retroactively adjusted to reflect the capital of the legal acquirer (accounting acquiree) in accordance with ASC 805-40-45-1.

The Company adopted ASC 805-40-30-2 that provides guidance on the consideration transferred in a reverse capitalization that includes the acquisition date fair value of Intellectual Property and Other Intangible assets for the survived combined entity.

NOTE 8 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 295,000,000 authorized shares of common stock with a par value of $0.001 as of December 31, 2024, and 2023. The Company had 27,657,679 and 27,655,560 issued and outstanding shares of common stock as of December 31, 2024, and 2023, respectively.

The Company previously had 5,000,000 authorized shares of preferred stock with a par value of $0.001, which the Company had designated as Series A Preferred Stock. As of December 31, 2023, 500,000 shares of Series A Preferred Stock were issued and outstanding. In conjunction with the Merger and the Series A Preferred Stock designation the 500,000 issued and outstanding shares were converted into 10,000,000 (pre-split) shares of the Company’s common stock. The Company also has 5,000,000 authorized shares of “blank check” preferred stock. As of December 31, 2024, the Company has not designated or issued any of these preferred shares. During the year ended December 31, 2024, the Company issued 2,119 shares to adjust a discrepancy due to the reverse stock split.

F-15

NOTE 9 – SUBSEQUENT EVENTS

On January 9, 2025, the Company entered into a Restated and Amended Know How and Patent License Agreement with Pinata Holdings, Inc., (the “Restated Agreement”). The Restated Agreement was modified to include Polomar Specialty Pharmacy, LLC as an additional party to the Restated Agreement and the right of the Company to sub-license the licensed intellectual property was removed from the Restated Agreement. All other material terms of the original agreement remain unchanged.

On March 11, 2025, Polomar Health Services, Inc., a Nevada corporation (“Company”), executed a Product Fulfillment and Distribution Agreement, effective on March 12, 2025, and as amended on March 17, 2025, (the “Agreement”) with ForHumanity, Inc., a Delaware corporation (“ForHumanity”) and Island Group 40, LLC (“IG4”).

The Agreement, as amended, allows ForHumanity to exclusively market (through September 30, 2025), the Company’s previously licensed, patent pending, inhalable sildenafil and inhalable sumatriptan. The Company shall be solely responsible for fulfilling valid prescriptions for these medications through our wholly owned subsidiary, Polomar Specialty Pharmacy, LLC (“Polomar”). IG4 provides account management services on behalf of the Company.

The Agreement incorporates the following material terms:

The license is for an initial term of three years and may be automatically renewed for additional terms pursuant to the Agreement, provided ForHumanity meets certain revenue commitments prior to the end of the initial term.

In exchange for a guaranteed payment of $750,000 the Company has granted exclusivity to market the products to potential customers through September 30, 2025. Exclusivity may be extended through March 30, 2026, provided ForHumanity provides at least $1,500,000 in sales revenue to the Company this year. The Agreement provides for additional exclusivity extensions upon ForHumanity meeting increased revenue goals to the Company.

Effective April 10, 2025, the Company’s Board of Directors appointed Charlie Lin, the Company’s current Controller to the office of Treasurer and Mr. Lin shall additionally serve as the Company’s Chief Financial Officer. Also, effective April 10, 2025, Mr. Tierney resigned his positions as Treasurer and Chief Financial Officer.

On May 7, 2025, the Company entered into a Board of Directors Services Agreement with David Spiegel, a director of the Company (the “DS Agreement”). The DS Agreement provides for Mr. Spiegel to receive $35,000.00 per annum, in the form of restricted shares of the Company’s common stock as compensation for serving on the Company’s Board. Mr. Spiegel was appointed to the Board on October 1, 2024, and his initial term shall end on October 16, 2025; therefore, Mr. Spiegel is entitled to fiscal compensation in the amount of $36,354.00 and shall receive a total of 104,384 shares of restricted common stock pursuant to the terms of the DS Agreement. On May 15, 2025, the Company issued 62,384 shares of fully vested stock to Mr. Spiegel. The remaining stock compensation due Mr. Spiegel shall vest in equal monthly issuances of 8,400 shares through the end of his initial term on October 16, 2025.

On May 7, 2025, the Company entered into a Board of Directors Services Agreement with Gabe Del Virginia, a director of the Company (the “GDV Agreement”). The GDV Agreement provides for Mr. Spiegel to receive $35,000.00 per annum, in the form of restricted shares of the Company’s common stock as compensation for serving on the Company’s Board. Mr. Del Virginia was appointed to the Board on July 18, 2024, and his initial term shall end on October 16, 2025; therefore, Mr. Del Virginia is entitled to fiscal compensation in the amount of $43,750.00 and shall receive a total of 125,000 shares of restricted common stock pursuant to the terms of the GDV Agreement. On May 15, 2025, the Company issued 83,355 shares of fully vested stock to Mr. Del Virginia. The remaining stock compensation due Mr. Del Virginia shall vest in equal monthly issuances of 8,333 shares through the end of his initial term on October 16, 2025.

F-16

Our condensed unaudited financial statements included in this Form 10-Q are as follows:

F-18	Balance Sheets as of June 30, 2025 and December 31, 2024.

F-19	Statements of Operations for the three and six months ended June 30, 2025 and June 30, 2024.

F-20	Statements of Stockholders’ Deficit for the three and six months ended June 30, 2025 and June 30, 2024.

F-21	Statements of Cash Flows for the six months ended June 30, 2024 and June 30, 2025

F-22	Notes to Condensed Unaudited Financial Statements

These condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the interim period ended June 30, 2025, are not necessarily indicative of the results that can be expected for the full year.

F-17

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets
Cash	$4,678	$6,191
Accounts Receivable	$1,845	$1,845
Inventory	74,395	68,777
Other current assets	12,136	-
Total current assets	93,054	76,813
Property, plant and equipment	41,458	41,458
Leasehold improvements	49,435	49,435
Accumulated Depreciations	(28,464)	(9,488)
Property and equipment, net	62,429	81,405
Other assets
Operating lease - right-of-use asset, net	32,257	49,180
Intellectual property	9,735,000	9,735,000
Other intangible assets	250,000	250,000
Accumulated Amortization	(748,875)	(249,625)
Security deposit	9,000	9,000
Total other assets	9,277,382	9,793,555
Total assets	$9,432,865	$9,951,773

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$172,114	$164,891
Unearned Revenue	$200,000	-
Due to related party	35,000	-
Related party promissory notes	597,550	1,138,570
Operating lease - current liability	32,257	34,317
Total current liabilities	1,036,921	1,337,778
Long-term liabilities
Operating lease - long-term liability	-	14,864
Total long-term liabilities	-	14,864
Total liabilities	$1,036,921	$1,352,642

Stockholders’ deficit
Series A Convertible Preferred stock, par value $.001; 5,000,000 shares authorized; 150 and 0 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	-	-
Common stock; $0.001 par value; 295,000,000 shares authorized; 27,945,130 and 27,657,679 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	27,945	27,658
Additional paid-in capital	12,341,580	11,482,636
Accumulated deficit	(3,973,581)	(2,911,163)
Total Stockholders’ deficit	8,395,944	8,599,131

Total liabilities and stockholders’ deficit	$9,432,865	$9,951,773

The accompanying notes are an integral part of these unaudited condensed financial statements

F-18

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

STATEMENT OF OPERATIONS

	For the three months ended		For the six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Revenue	5,470	14,495	10,011	28,105

Cost of Goods Sold	1,638	4,239	2,998	15,136

Gross Profit	3,832	10,256	7,013	12,969

Operating expenses
General and administrative	556,658	186,934	955,494	336,780
Sales and marketing	10,507	14,064	30,261	27,399
Total operating expenses	567,165	200,998	985,755	364,179

Loss from operations	(563,333)	(190,742)	(978,742)	(351,210)

Other expense
Interest expense	(42,230)	-	(83,676)	-
Total other income (expense)	(42,230)	-	(83,676)	-

Net loss	$(605,563)	$(190,742)	$(1,062,418)	$(351,210)

Net loss per common share: basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.01)
Basic weighted average common shares outstanding	27,667,155	27,655,560	27,627,470	27,655,560

The accompanying notes are an integral part of these unaudited condensed financial statements

F-19

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	500,000	$500	27,655,560	$249,638	$1,275,156	$(1,569,830)	$(44,536)
Net loss						$(160,468)	$(160,468)
Balance, March 31, 2024	500,000	$500	27,655,560	$249,638	$1,275,156	$(1,730,298)	$(205,004)
Net loss						$(190,742)	$(190,742)
Balance, June 30, 2024	500,000	$500	27,655,560	$249,638	$1,275,156	$(1,921,040)	$(395,746)
Reverse merger
Conversion of preferred stock	(500,000)	$(500)	-	-	-	-	$(500)
Conversion and issuance of common stock	-	-	2,119	$(81,480)	$10,207,480	-	$10,126,000
Conversion of Acquiree’s LLC member interests	-	-	-	$(140,500)	-	-	$(140,500)
Net loss						$(271,333)	$(271,333)
Balance, September 30, 2024	-	-	27,657,679	$27,658	$11,482,636	$(2,192,373)	$9,317,921
Net loss						$(718,790)	$(718,790)
Balance, December 31, 2024	-	$-	27,657,679	$27,658	$11,482,636	$(2,911,163)	$8,599,131
Net loss						$(456,855)	$(456,855)
Balance, March 31, 2025	-	$-	27,657,679	$27,658	$11,482,636	$(3,368,018)	$8,142,276
Conversion of preferred stock	150	$-			$750,000		$750,000
Issuance of RSU			287,451	287	108,944		109,231
Net loss						$(605,563)	$(605,563)
Balance, June 30, 2025	150	$-	27,945,130	$27,945	$12,341,580	$(3,973,581)	$8,395,944

The accompanying notes are an integral part of these unaudited condensed financial statements

F-20

POLOMAR HEALTH SERVICES, INC.

(formerly TRUSTFEED CORP.)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended
	June 30, 2025	June 30, 2024
Cash Flows from Operating Activities
Net loss	$(1,062,418)	$(351,210)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and Amortization	518,226	4,167
Stock-based Compensation	109,231	-
Changes in assets and liabilities
Inventory	(5,618)	(104,649)
Unearned Revenue	200,000	-
Accounts payable and accrued liabilities	7,222	39,021
Net cash used in operating activities	(233,357)	(412,671)
Cash flows from investing activities
Purchases of property, plant and equipment	-	(80,232)
Net cash used in investing activities	-	(80,232)
Cash Flows from Financing Activities
Due to related party	35,000	503,952
Proceeds from related party promissory notes	196,844	-
Net cash from financing activities	231,844	503,952

Net increase (decrease) in cash	(1,513)	11,049

Cash, beginning of period	6,191	8,808

Cash, end of period	$4,678	$19,857

Supplemental disclosure of cash flow information
Cash paid for interest	$83,676	$-

The accompanying notes are an integral part of these unaudited condensed financial statements

F-21

POLOMAR HEALTH SERVICES, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2025

NOTE 1 – NATURE AND DESCRIPTION OF BUSINESS

General

The Company operates Polomar Specialty Pharmacy, LLC (“Polomar Pharmacy”) a State of Florida licensed retail compounding pharmacy, located in Palm Harbor, FL, pursuant to license # PH35196. Polomar Pharmacy is also licensed as a Special Sterile Compounding Pharmacy, permit #PH35277, which authorizes the licensed entity to dispense injectable and other sterile compounds (eye drops, infused therapeutics) upon receipt of a valid prescription. The compounding facility operates pursuant to guidelines established under Sec. 503A “Compounding Pharmacy” of the Federal Food, Drug and Cosmetic Act. Section 503A authorizes the licensed entity to manufacture compounded drugs and fulfill prescriptions provided to it by licensed physicians, physician assistants and nurse practitioners. As a result, the Company is presently authorized to fulfill and deliver compounded prescribed medications in 28 states. Polomar is also actively seeking approval and authorization in other states and expects to be able to provide prescription medications in a majority of U.S. states by the end of 2025. Polomar also anticipates applying for a drug export permit in the fourth quarter of 2025.

The Company also owns SlimRxTM (www.slimrx.com), a weight loss focused online platform that will be able to connect patients with licensed healthcare providers to prescribe weight loss medications such as semaglutide compounded with vitamin B-12 (VitaSlimTM) and/or complimented by our proprietary metformin gummy (VitaSlim PlusTM). We expect to launch SlimRxTM telehealth platform in early Q4 2025.

The Company filed an application for statutory trademark protection with the United States Trademark and Patent Office (“USPTO”) for SlimRx on August 29, 2024. The Company received an Office Action Letter from the USPTO on April 27, 2025, regarding the application. We have received an extension of time to respond to the USPTO’s letter until October 24, 2025. Polomar will fulfill all prescriptions received through the SlimRx website.

The Company also expects to launch PoloMedsTM (polomeds.com) during the fourth quarter of 2025 to fulfill prescriptions for diabetes medications including metformin compounds, pursuant to our license agreement with Pinata, Inc. (the “Pinata License”), sulfonylureas, and insulin; compounded erectile dysfunction medications including testosterone, inhalable sildenafil (InhalEDTM), pursuant to the Pinata License, and Polomar’s prescription only, exclusive dermatological formulations co-developed by a board-certified dermatologist for the treatment of acne, alopecia areata, basal cell carcinoma, Becker’s nevus, vitiligo, and other common skin conditions.

An integral part of the Company’s business model is to provide prescription fulfillment services for third party web-based telehealth platforms, clinics, hospitals and large physician groups. This “wholesale” part of the business is expected to experience steady growth over the next twelve to eighteen months.

Corporate History and Capital Structure

The Company incorporated in the State of Nevada on September 14, 2000, under the name of Telemax Communications. On or about July 24, 2003, the name was changed to HealthMed Services, Ltd. On or about September 2, 2022, the name was changed to Trustfeed Corp. (“Trustfeed”). As a result of the change in ownership of the Company in 2021 by Fastbase, the Company became a technology company with access to a global database of information to provide consumers with trusted information about the companies they do business with (the “Pre-Existing Business”).

However, effective as of December 29, 2023 in accordance with a Stock Purchase Agreement, Fastbase, the then record and beneficial owner of (i) 90,437,591 shares of Common Stock of the Company, representing approximately 83% of the Company’s issued and outstanding Common Stock (the “Common Shares”), and (ii) 500,000 shares of the Series A Convertible Preferred Stock, par value $.001 per share, of the Company, representing 100% of the Company’s issued and outstanding shares of Preferred Stock (the “Preferred Shares” and, with the Common Shares, the “Transferred Shares”), sold the Transferred Shares to CWR 1, LLC, a Delaware limited liability Company (“CWR”) for aggregate consideration of $350,000 (collectively referred to as the “Transaction”). Additionally, Rasmus Refer, the Company’s then Chief Executive Officer (principal executive officer, principal accounting officer and principal financial officer) and Chairman and sole member of the Company’s Board of Directors (the “Board”), resigned from all director (as of February 12, 2024), officer and employment positions with the Company and its subsidiaries.

F-22

Also as of December 29, 2023, the size of the Board was increased from one director to two directors and Brett Rosen was appointed as a director to fill the vacancy, to serve as director until the next annual meeting of stockholders of the Company, subject to his prior resignation or removal, and until his successor is duly elected and qualified, and Mr. Rosen was appointed President, Chief Financial Officer, Secretary and Treasurer of the Company.

Upon the consummation of the Transaction on December 29, 2023, the Company experienced a change in control. The Transaction and related transactions had the following consequences:

●	New management anticipated entering into a future transaction involving the Company, which could result in the acquisition of one or more businesses, companies or asset classes, including but not limited to intellectual property assets and that may currently be owned by affiliates of management.

●	The Company’s new management will be evaluating the Company’s Pre-Existing Business as part of these possible future transactions, and in the meantime, has suspended our operations relating to the Pre-Existing Business, with the expectation of permanently shutting down, spinning off or assigning the Pre-Existing Business at the time of such future transaction(s).

Effective as of March 21, 2024, Brett Rosen resigned from all of his officer and director positions with the Company, and he was replaced in all such positions by Terrence M. Tierney.

Polomar Merger

On September 30, 2024, the transaction described in the Merger Agreement was completed and the merger was deemed effective. The Acquisition is considered a “reverse recapitalization” as the historical financial statements of Polomar, the accounting acquirer, have been substituted for the historical financial statements of Trustfeed. As a result of the Acquisition, the Company ceased commercializing the Pre-Existing Business.

On October 9, 2024, pursuant to the terms of the Merger Agreement, CWR 1, LLC, a shareholder of the Company, returned 50,000,000 shares of the Company’s common stock for cancellation. Also, in October 2024, pursuant to the terms of the Merger Agreement, the Company issued an aggregate of 207,414,147 (pre-split) shares of its common stock to the former Polomar members in the Merger.

Company Loans

On August 13, 2024, as amended on November 8, 2024, Polomar Specialty Pharmacy, LLC entered into a Promissory Note and Loan Agreement with Polomar Pharmacy as the borrower and Reprise Management, Inc. (“Reprise”) as the Lender (the “Reprise Note”). Pursuant to the Reprise Note, Reprise agreed to loan to Polomar Pharmacy up to $700,000 in one or more advances from time to time. An initial draw under the Note in the amount of $522,788 was made, which funds were used to repay all amounts due to Reprise pursuant to prior undocumented loans provided by Reprise to Polomar Pharmacy. As of June 30, 2025, the outstanding principal amount of the Reprise Note was $808,875.30 plus accrued interest of $88,674.44. Also, on June 30, 2025, the Lender exchanged $300,000 of the amount due and owing under the Reprise Note for 60 shares of the Company’s Series A Convertible Preferred Stock. The Reprise Note was amended on July 2, 2025 (the “2nd Amendment”), the remaining principal balance of $597,549.74 of the Reprise Note shall be subject to an annual interest rate of 12% and all outstanding principal and accrued interest shall be due and payable on or before July 31, 2027. Reprise is an affiliate of Daniel Gordon and GLDLP. Mr. Gordon is the President of Reprise and the majority shareholder of GLD Management, Inc., the general partner of GLDLP, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

Effective as of August 16, 2024, we entered into a Promissory Note and Loan Agreement (the “CWR Note”), as the borrower, with CWR 1, LLC as the lender (“Lender” or “CWR”). Pursuant to the CWR Note, CWR agreed to loan to the Company up to $250,000 in one or more advances from time to time. An initial draw under the Note in the amount of $157,622.56 was made, which funds are being used to repay the Lender all amounts due to Lender pursuant to prior undocumented loans provided by Lender to the Company. As of June 30, 2025, the outstanding principal amount of the Note was $450,000, inclusive of all accrued interest. On July 2, 2025, the Company and Lender executed an amendment to the CWR Note (“First Amendment”), effective as of June 30, 2025, the Lender exchanged the Note for 90 shares of the Company’s Series A Convertible Stock. The Company considers the CWR Note paid in full as of June 30, 2025.

CWR, an affiliate of the Company, owns approximately 18% of the issued and outstanding shares of the common stock of the Company. Daniel Gordon, CWR’s manager controls or beneficially owns approximately 24% of the issued and outstanding common stock of the Company; therefore, Mr. Gordon has voting control over approximately 42% of the issued and outstanding shares of the Company’s common stock.

F-23

Corporate Actions

On October 10, 2024, the Company filed Amended and Restated Articles of Incorporation (the “Articles”) with the Secretary of State of the State of Nevada to effect the following actions:

1. To change the name of the Company from Trustfeed Corp. to Polomar Health Services, Inc.;

2. To increase the Company’s authorized shares of “blank check” preferred stock to 5,000,000; and

3. To effect a reverse stock split with a ratio of 1-for-10.

On November 1, 2024, the Company effected the 1 for 10 reverse stock split. Accordingly, as of November 1, 2024, there were 27,657,679 shares of our common stock issued and outstanding.

In addition, the Company adopted our 2024 Equity and Incentive Compensation Plan.

Effective December 12, 2024, the Company’s trading symbol was changed from TRFE to PMHS.

License Agreement

On June 29, 2024, Trustfeed executed a Know How and Patent License Agreement (the “Agreement”) with Pinata Holdings, Inc., a Delaware corporation (“Pinata”), as restated and amended on January 9, 2025 (See Note 9 -Subsequent Events), to license from Pinata certain patent pending intellectual property rights and know how (the “IP Rights”) regarding the proprietary delivery of products containing metformin, eletriptan, sumatriptan, semaglutide, liraglutide and sildenafil (the “Ingredients”). The license is worldwide, non-exclusive and non-transferable pursuant to the terms of the Agreement.

The Company shall be obligated to pay a royalty to Pinata ranging from ten percent (10%) to twenty percent (20%) of the net sales from products utilizing the IP Rights containing the Ingredients.

The Agreement has a perpetual term, subject to the right of either party to terminate (a) if the other party commits a material breach of its obligations under the Agreement and fails to cure such breach and (b) at any time upon 180 days prior written notice to the other party.

The Company’s wholly owned subsidiary, Polomar Specialty Pharmacy, LLC presently utilizes the licensed IP rights in its inhalable sildenafil products and intends to use the licensed IP rights for inhalable sumatriptan and oral GLP-1 receptor agonists.

Pinata is an affiliate of CWR.

License Agreement Valuation

The Company believes that the IP rights will positively affect the Company’s revenue during the term of the Agreement. Assuming the U.S. Patent and Trademark Office grants patent protection to some or all of the IP Rights, then the Company can expect twenty years of statutory protection of the IP Rights. The Company anticipates that the use of the IP Rights could result in significant gross revenues from the sale of products utilizing the IP Rights.

Utilizing projected net revenues, after deducting contractual royalties and cost of goods sold, through December 31, 2029, derived from the IP Rights that the Company is most likely to utilize we determined that the license had a net present value of $9,735,000. We additionally took into consideration that while the term of the license is perpetual it is non-exclusive, the underlying intellectual property has not as of the date of this filing been granted patent protection by the U.S. Patent and Trademark Office and the license is terminable on one-hundred eighty (180) days notice by either party.

On January 9, 2025, the Company entered into a Restated and Amended Know How and Patent License Agreement with Pinata Holdings, Inc., (the “Restated Agreement”). The Restated Agreement was modified to include Polomar Specialty Pharmacy, LLC as an additional party to the Restated Agreement and the right of the Company to sub-license the licensed intellectual property was removed from the Restated Agreement. All other material terms of the original agreement remain unchanged.

F-24

FORHumanity Agreement

On March 11, 2025, Polomar Health Services, Inc., a Nevada corporation (“Company”), executed a Product Fulfillment and Distribution Agreement, effective on March 12, 2025, and as amended on March 17, 2025, (the “Agreement”) with ForHumanity, Inc., a Delaware corporation (“ForHumanity”) and Island Group 40, LLC (“IG4”).

The Agreement, as amended, allows ForHumanity to exclusively market (through September 30, 2025), the Company’s previously licensed, patent pending, inhalable sildenafil and inhalable sumatriptan. The Company shall be solely responsible for fulfilling valid prescriptions for these medications through our wholly owned subsidiary, Polomar Specialty Pharmacy, LLC (“Polomar”). IG4 provides account management services on behalf of the Company.

The Agreement incorporates the following material terms:

The license is for an initial term of three years and may be automatically renewed for additional terms pursuant to the Agreement, provided ForHumanity meets certain revenue commitments prior to the end of the initial term.

In exchange for a guaranteed payment of $750,000 the Company has granted exclusivity to market the products to potential customers through March 31, 2026. Exclusivity may be extended through June 30, 2026, provided ForHumanity provides at least $1,500,000 in sales revenue to the Company during the first quarter of 2026. The Agreement provides for additional exclusivity extensions upon ForHumanity meeting increased revenue goals to the Company.

Appointment of CFO

Effective April 10, 2025, the Company’s Board of Directors appointed Charlie Lin, the Company’s current Controller to the office of Treasurer and Mr. Lin shall additionally serve as the Company’s Chief Financial Officer. Also, effective April 10, 2025, Mr. Tierney resigned his position as Treasurer and Chief Financial Officer.

Director Services Agreements

On May 7, 2025, the Company entered into a Board of Directors Services Agreement with David Spiegel, a director of the Company (the “DS Agreement”). The DS Agreement provides for Mr. Spiegel to receive $35,000.00 per annum, in the form of restricted shares of the Company’s common stock as compensation for serving on the Company’s Board. Mr. Spiegel was appointed to the Board on October 1, 2024, and his initial term shall end on October 16, 2025; therefore, Mr. Spiegel is entitled to fiscal compensation in the amount of $36,354.00 and shall receive a total of 104,384 shares of restricted common stock pursuant to the terms of the DS Agreement. On June 25, 2025, the Company issued 70,784 shares of fully vested stock to Mr. Spiegel. The remaining stock compensation due Mr. Spiegel shall vest in equal monthly issuances of 8,400 shares through the end of his initial term on October 16, 2025 (See Note 6 – Subsequent Events regarding additional share issuances)

On May 7, 2025, the Company entered into a Board of Directors Services Agreement with Gabe Del Virginia, a director of the Company (the “GDV Agreement”). The GDV Agreement provides for Mr. Del Virginia to receive $35,000.00 per annum, in the form of restricted shares of the Company’s common stock as compensation for serving on the Company’s Board. Mr. Del Virginia was appointed to the Board on July 18, 2024, and his initial term shall end on October 16, 2025; therefore, Mr. Del Virginia is entitled to fiscal compensation in the amount of $43,750.00 and shall receive a total of 125,000 shares of restricted common stock pursuant to the terms of the GDV Agreement. On June 27, 2025, the Company issued 91,677 shares of fully vested restricted stock to Mr. Del Virginia. The remaining stock compensation due Mr. Del Virginia shall vest in equal monthly issuances of 8,333 shares through the end of his initial term on October 16, 2025.

On June 21, 2025, the Company entered into a Board of Directors Services Agreement with Terrence M. Tierney, a director of the Company (the “TMT Agreement”). The TMT Agreement provides for Mr. Tierney to receive $35,000.00 per annum, in the form of restricted shares of the Company’s common stock as compensation for serving on the Company’s Board. Mr. Tierney was appointed to the Board on March 21, 2024, and his initial term shall end on October 16, 2025; therefore, Mr. Tierney is entitled to fiscal compensation in the amount of $43,750 for the period March 21, 2024 through June 21, 2025 and shall be entitled to receive a total of 125,000 shares of restricted common stock pursuant to the terms of the TMT Agreement. The remaining stock compensation due Mr. Tierney shall vest in equal monthly issuances of 8,333 shares through the end of his initial term on October 16, 2025.

The Company’s address is 10940 Wilshire Boulevard, Suite 1500, Los Angeles, CA 90024.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein.

It is management’s opinion, however, that all material adjustments (consisting of normal and recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

F-25

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. The Company did not have any cash equivalents as of June 30, 2025 and December 31, 2024.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue recognition

The Company recognizes revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From contracts with Customers, which requires that five basic criteria be met before revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation. Revenue from the sale of goods is recognized when all the following conditions are satisfied:

Revenue from the sale of goods is recognized when all the following conditions are satisfied:

Identification of the Contract: A contract exists with the customer that defines the rights and obligations of both parties.

Identification of Performance Obligations: The performance obligations under the contract are identified. A performance obligation is a promise to transfer goods to the customer. Determination of Transaction Price: The transaction price is determined based on the consideration to which the company expects to be entitled in exchange for transferring goods to the customer. Allocation of Transaction Price: The transaction price is allocated to each performance obligation based on its standalone selling price.

Recognition of Revenue: Revenue is recognized when control of the goods is transferred to the customer, which generally occurs at a point in time when the goods are shipped or delivered, and the customer obtains legal title. For contracts that include multiple performance obligations, revenue is allocated to each performance obligation based on its relative standalone selling price. If the standalone selling price is not observable, the company estimates it using appropriate valuation techniques.

F-26

Fair value of financial instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2023, or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at June 30, 2025, and December 31, 2024.

Intellectual Property

We capitalize external costs, such as filing fees and associated attorney fees, incurred to obtain issued patents, knowhow and patent license rights. We expense costs associated with maintaining and defending patents subsequent to their issuance in the period incurred. We amortize capitalized intellectual property on a straight-line basis over 10 years, which represents the estimated useful lives of the patents, know-how and patent license rights. The ten-year estimated useful life is based on our assessment of such factors as: the integrated nature of the portfolios being licensed, the overall makeup of the portfolio over time, and the length of license agreements for such patents. We assess the potential impairment to all capitalized net intellectual property costs when events or changes in circumstances indicate that the carrying amount of our patent portfolio may not be recoverable.

The carrying value of intellectual property as of June 30, 2025, is $9,004,875, which is included within “Other Assets” in the consolidated balance sheets.

F-27

Goodwill and Other Intangible Assets

Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. The Company reviews impairment of goodwill at least annually and more frequently if there are signs of impairment. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether a quantitative goodwill impairment test is necessary. If the Company concludes it is more likely than not that the fair value of a reporting unit exceeds its carrying amount, the Company need not perform the quantitative assessment.

If based on the qualitative assessment, the Company believes it is more likely than not that the fair value of a reporting unit is less than its carrying value, a quantitative assessment test is required to be performed. This assessment requires the Company to compare the fair value of each reporting unit to its carrying value including allocated goodwill. The Company determines the fair value of its reporting units generally using a combination of the income and market approaches. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. If the carrying value of a reporting unit exceeds the reporting unit’s fair value, a goodwill impairment charge will be recorded for the difference up to the carrying value of goodwill.

Other Intangible Assets

Intangible assets consist of Polomeds.com; Polomarhs.com. Refer to the above Intellectual Property section for more information on acquired patents, know-how, patent license rights and existing technology. We make judgments about the recoverability of acquired finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, we assess recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, we would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life.

The carrying value of Other Intangible Assets as of June 30, 2025, was $231,250, which is included within “Other Non-Current Assets” in the consolidated balance sheets.

Going Concern

The accompanying consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated condensed financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of June 30, 2025, the Company had $4,678 cash on hand. As of June 30, 2025, the Company has an accumulated deficit of $3,973,581. For the six months ended June 30, 2025, the Company had a net loss of $1,062,418 and cash used in operations of $233,357. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date of filing.

F-28

Over the next twelve months, management plans to raise additional capital and to invest its working capital resources in its newly acquired business from Polomar and in other potential business opportunities. However, there is no guarantee the Company will raise sufficient capital to continue operations. The condensed unaudited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews condensed consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company.

In January 2025, the FASB issued ASU 2025-01 to clarify the effective date of ASU 2024-03 Income statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2025-01 requires PBEs to adopt the amendments of ASU 2024-03 in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of ASU 2024-03 is permitted.

In May of 2025, the FASB issued ASU 2025-04 to clarify the accounting treatment of share-based compensation payable to a customer. The Company has not engaged in providing share-based compensation to a customer and does not presently anticipate doing so.

In July of 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Losses. This ASU update provides (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – RELATED PARTY TRANSACTIONS

Due to related party

On August 13, 2024, as amended on November 8, 2024, Polomar Specialty Pharmacy, LLC entered into a Promissory Note and Loan Agreement with Polomar Pharmacy as the borrower and Reprise Management, Inc. (“Reprise”) as the Lender (the “Reprise Note”). Pursuant to the Reprise Note, Reprise agreed to loan to Polomar Pharmacy up to $700,000 in one or more advances from time to time. An initial draw under the Note in the amount of $522,788 was made, which funds were used to repay all amounts due to Reprise pursuant to prior undocumented loans provided by Reprise to Polomar Pharmacy. As of June 30, 2025, the outstanding principal amount of the Reprise Note was $808,875.30 plus accrued interest of $88,674.44. Also, on June 30, 2025, the Lender exchanged $300,000 of the amount due and owing under the Reprise Note for 60 shares of the Company’s Series A Convertible Preferred Stock. The Reprise Note was amended on July 2, 2025 (the “2nd Amendment”), the remaining principal balance of $597,549.74 of the Reprise Note shall be subject to an annual interest rate of 12% and all outstanding principal and accrued interest shall be due and payable on or before July 31, 2027. Reprise is an affiliate of Daniel Gordon and GLDLP. Mr. Gordon is the President of Reprise and the majority shareholder of GLD Management, Inc., the general partner of GLDLP, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

F-29

Effective as of August 16, 2024, we entered into a Promissory Note and Loan Agreement (the “CWR Note”), as the borrower, with CWR 1, LLC as the lender (“Lender” or “CWR”). Pursuant to the CWR Note, CWR agreed to loan to the Company up to $250,000 in one or more advances from time to time. An initial draw under the Note in the amount of $157,622.56 was made, which funds are being used to repay the Lender all amounts due to Lender pursuant to prior undocumented loans provided by Lender to the Company. As of June 30, 2025, the outstanding principal amount of the Note was $450,000, inclusive of all accrued interest. On July 2, 2025, the Company and Lender executed an amendment to the CWR Note (“First Amendment”), effective as of June 30, 2025, the Lender exchanged the Note for 90 shares of the Company’s Series A Convertible Stock. The Company considers the CWR Note paid in full as of June 30, 2025.

On January 31, 2025, Daniel Gordon, an affiliate of the Company, personally loaned the Company the sum of $10,000. As of April 1, 2025, the loan has been repaid in full.

On July 21, 2025, the Company entered into a new Promissory Note and Loan Agreement with CWR (“CWR Note II”).

The Note incorporates the following material terms:

The Company may draw up to $150,000 per the terms of the CWR Note II. The Company is required to meet certain milestones as more fully described in the Note in order to draw funds from CWR.

The CWR Note II shall mature and be payable in full on or before October 31, 2025, or immediately upon other events as disclosed in the CWR Note II.

The initial interest rate shall be 12% APR accruing on a calendar quarterly basis. In the event the CWR Note II is not paid in full on or before October 31, 2025, then the interest rate shall be equal to the prime interest rate as published on the first day of each month in the Wall Street Journal – Money Rates plus 7%.

As of the date of this filing the Company has received draws pursuant to the terms of the Note in the amount of $113,000.

CWR, an affiliate of the Company, owns approximately 18% of the issued and outstanding shares of the common stock of the Company. Daniel Gordon, CWR’s manager controls or beneficially owns approximately 24% of the issued and outstanding common stock of the Company; therefore, Mr. Gordon has voting control over approximately 42% of the issued and outstanding shares of the Company’s common stock.

On July 28, 2025, the Company entered into a Promissory Note and Loan Agreement (the “Profesco Note”) with Profesco Holdings, LLC., a Michigan limited liability company (“Profesco Holdings”).

The Note incorporates the following material terms:

●	The Company may draw up to $100,000 per the terms of the Note.

●

The Note shall mature and be payable in full on or before October 31, 2025, or immediately upon other events as disclosed in the Note. The initial interest rate shall be 12% APR accruing on a calendar quarterly basis. In the event the Note is not paid in full on or before October 31, 2025, then the interest rate shall be equal to the prime interest rate as published on the first day of each month in the Wall Street Journal – Money Rates plus 7%.

Terrence M. Tierney, the Company’s CEO, President and Secretary and a director of the Company, is the sole member and manager of Profesco Holdings.

As of the date of the filing, the Company has received draws pursuant to the terms of the Note in the aggregate amount of $128,499.22.

F-30

NOTE 4 – INCOME TAXES

The components of the Company’s provision for federal income tax for the years ended June 30, 2025 and 2024 consist of the following:

	June 30,	June 30,
	2025	2024
Federal income tax benefit attributable to:
Current operations	$3,973,581	$1,921,040
Less: valuation allowance	(3,973,581)	(1,921,040)
Net provision for federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	June 30,	June 30,
	2025	2024
Deferred tax asset attributable to:
Net operating loss carryover	$834,452	$403,418
Less: valuation allowance	(834,452)	(403,418)
Net deferred tax asset	$-	$-

NOTE 5 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 295,000,000 authorized shares of common stock with a par value of $0.001 as of June 30, 2025, and 2024, respectively. The Company had 27,945,130 and 27,655,560 issued and outstanding shares of common stock as of June 30, 2025, and 2024, respectively.

The Company previously had 5,000,000 authorized shares of preferred stock with a par value of $0.001, which the Company had designated as Series A Preferred Stock. As of December 31, 2023, 500,000 shares of Series A Preferred Stock were issued and outstanding. In conjunction with the Merger and the Series A Preferred Stock designation the 500,000 issued and outstanding shares were converted into 10,000,000 (pre-split) shares of the Company’s common stock. The Company also has 5,000,000 authorized shares of “blank check” preferred stock. As of June 30, 2025, the Company has not designated or issued any of these preferred shares. During the year ended December 31, 2024, the Company issued 2,119 shares to adjust a discrepancy due to the reverse stock split.

NOTE 6 – SUBSEQUENT EVENTS

On July 15, 2025, the Company issued an additional 8,333 shares of restricted common stock to Gabriel Del Virginia and Terrence Tierney per the terms of their respective Director Services Agreements. Also, on July 15, 2025, the Company issued an additional 8,400 shares of restricted common stock to David Spiegel per the terms of his Director Services Agreement.

On July 21, 2025, the Company entered into a new Promissory Note and Loan Agreement with CWR (“CWR Note II”).

The Note incorporates the following material terms:

The Company may draw up to $150,000 per the terms of the CWR Note II. The Company is required to meet certain milestones as more fully described in the Note in order to draw funds from CWR.

The CWR Note II shall mature and be payable in full on or before October 31, 2025, or immediately upon other events as disclosed in the CWR Note II.

The initial interest rate shall be 12% APR accruing on a calendar quarterly basis. In the event the CWR Note II is not paid in full on or before October 31, 2025, then the interest rate shall be equal to the prime interest rate as published on the first day of each month in the Wall Street Journal – Money Rates plus 7%.

As of the date of this filing the Company has received draws pursuant to the terms of the Note in the amount of $113,000.

CWR, an affiliate of the Company, owns or controls approximately 21% of the issued and outstanding shares of the common stock of the Company. Additionally, CWR owns ninety (90) shares of the Company’s Class A Convertible Preferred Stock (“Preferred Stock”) representing 1,012,500 voting shares pursuant to the terms of the Certificate of Designation of the Preferred Stock. Daniel Gordon, CWR’s manager controls or beneficially owns approximately 27% of the issued and outstanding common stock of the Company; therefore, Mr. Gordon has voting control over approximately 48% of the issued and outstanding shares of the Company’s common stock.

F-31

On July 23, 2025, the Company, Polomar Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Altanine Inc., a Nevada corporation (“Altanine”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Altanine, with Altanine continuing as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of the Company (the “Altanine Merger”).

The Merger Agreement requires Polomar to effect a reverse stock split in order to achieve a $10.00 per share price of its Common Stock

Following the consummation of the Altanine Merger, former common stockholders of Altanine are expected to own an aggregate of approximately 80% of the then-issued and outstanding shares of Company common stock and current common stockholders of the Company are expected to own an aggregate of approximately 20% of the then-issued and outstanding shares of Company common stock. The Company also agreed to assume Altanine’s existing incentive plan and all outstanding options granted by Altanine, as adjusted by the Exchange Ratio. Additionally, at the Effective Time, all unexercised and unexpired warrants to purchase shares of Altanine common stock or preferred stock, then outstanding shall be converted into and become a warrant to purchase the Company’s common stock, as adjusted by the Exchange Ratio.

The board of directors of the Company (the “Board”) and of Altanine unanimously approved the Merger Agreement and the transactions contemplated thereby.

The foregoing summary of the Altanine Merger Agreement and the Altanine Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Altanine Merger Agreement, a copy of which is herein incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 29, 2025

On July 28, 2025, the Company executed Addendum #3 to the Professional Services Agreement in effect between Profesco, Inc., Terrence M. Tierney and the Company (the “Services Agreement”).

Polomar, Profesco and Tierney agree as follows:

1.	The ServiceAgreement shall be extended through August 31, 2025.
2.	Total compensation for the period commencing on April 1, 2025, through August 31, 2025, shall be at a flat rate of sixty-four thousand and 00/100 dollars ($64,000.00) plus reasonable approved expenses.
3.	Profesco shall issue to Polomar semi-monthly invoices for services rendered pursuant to the Agreement.
4.	Tierney shall continue to serve as the President, interim CEO and Secretary of Polomar.
5.	The remaining terms of the Agreement shall remain unchanged and in full effect.

On July 28, 2025, the Company entered into a Promissory Note and Loan Agreement (the “Profesco Note”) with Profesco Holdings, LLC., a Michigan limited liability company (“Profesco Holdings”).

The Note incorporates the following material terms:

●	The Company may draw up to $100,000 per the terms of the Note.

●

The Note shall mature and be payable in full on or before October 31, 2025, or immediately upon other events as disclosed in the Note. The initial interest rate shall be 12% APR accruing on a calendar quarterly basis. In the event the Note is not paid in full on or before October 31, 2025, then the interest rate shall be equal to the prime interest rate as published on the first day of each month in the Wall Street Journal – Money Rates plus 7%.

Terrence M. Tierney, the Company’s CEO, President and Secretary and a director of the Company, is the sole member and manager of Profesco Holdings.

As of the date of the filing, the Company has received draws pursuant to the terms of the Note in the aggregate amount of $128,499.22.

On August 15, 2025, the Company issued an additional 8,333 shares of restricted common stock to Gabriel Del Virginia, 7,695 shares of restricted common stock to Terrence Tierney and 8,400 shares of restricted common stock to David Spiegel per the terms of their respective Director Services Agreements.

Effective September 15, 2025, the Company has entered into an Executive Employment Agreement (“Tierney Employment Agreement”) with Terrence M. Tierney. Mr. Tierney shall serve as the Company’s President, Chief Executive Officer and Secretary.

Mr. Tierney will earn a salary of $27,750 per month and will be eligible to receive an annual discretionary bonus, with a target annual bonus of seventy-five percent (75%) of his base salary, in accordance with Polomar’s compensation policy and as determined by Polomar’s Compensation Committee.

Mr. Tierney’s employment is considered “at-will”, and he will be entitled to benefits offered by Polomar to other senior executive employees, including health insurance, paid leave, employee stock options, and participation in any 401K plan offered by Polomar. Mr. Tierney is to receive a sign-on bonus of 125,000 shares of Polomar’s common stock and 1,000,000 ten-year non-qualified options to purchase Polomar’s common stock at a strike price of $.20 per share.

In accordance with the terms of the Tierney Employment Agreement, Mr. Tierney will be eligible to receive severance benefits upon termination of his employment by Polomar without cause or upon his resignation for good reason, including accelerated vesting of his employee stock options, a lump sum payment, and reimbursement of health insurance premiums. Mr. Tierney will also be entitled to certain severance benefits upon his termination in the event of a change in control of Polomar, including a lump sum payment and accelerated vesting of his employee stock options.

Mr. Tierney will have rights to indemnification and directors’ and officers’ liability insurance maintained by Polomar.

On September 15, 2025, the Company issued an additional 8,333 shares of restricted common stock to Gabriel Del Virginia, 8,652 shares of restricted common stock to Terrence Tierney and 8,400 shares of restricted common stock to David Spiegel per the terms of their respective Director Services Agreements. The Company also issued 25,000 shares of common stock to Mr. Tierney pursuant to the terms of the Tierney Employment Agreement.

F-32

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$860.83
Accounting fees and expenses	$10,000.00
Legal fees and expense	$15,000.00
Miscellaneous	$4,139.17
Total	$30,000.00

Item 14. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Nevada.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

II-1

Under our bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We currently maintain director and officer liability insurance on behalf of our director and officers.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, the Company made the following issuances of its unregistered securities, none of which involved any underwriters, underwriting discounts or commissions. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On September 12, 2024, the Company issued 10,000,000 shares of the Common Stock to CWR, the holder of 500,000 shares of the Series A Convertible Preferred Stock of the Company (the “Preferred Stock”), upon the conversion in full of the Preferred Stock in accordance with its terms. Such shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction by an issuer not involving any public offering.

As of September 30, 2024, as a result of the Closing, pursuant to and in connection with the Acquisition, the Company issued an aggregate of approximately 207,414,147 shares of Common Stock to the former members of Polomar. All of such shares were issued with a restrictive legend that the shares had not been registered under the Securities Act. The issuance of the shares was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as an offering not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed herewith or, as noted, incorporated by reference herein.

Exhibit Number	Description of Document
2.1	Contribution Agreement, dated September 14, 2021 (incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
2.2	Agreement and Plan of Merger and Reorganization, dated June 28, 2024 (incorporated by Reference to the Current Report on Form 8-K filed July 2, 2024).
2.3	Waiver and Amendment Agreement, dated September 30, 2024, to Agreement and Plan and Merger and Reorganization, dated June 28, 2024 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed November 19, 2024).
2.4	Agreement and Plan of Merger and Reorganization, dated as of July 23, 2025, by and among Polomar Health Service, Inc., Polomar Merger Sub, Inc., and Altanine, Inc. (incorporated by reference to the Current Report on Form 8-K filed on July 29, 2025)
3.1	Articles of Incorporation, dated September 14, 2000 (incorporated by reference to Registration Statement on Form S-1 filed July 21, 2008).
3.2	Certificate of Amendment, dated July 24, 2003 (incorporated by reference to Registration Statement on Form S-1 filed July 21, 2008).
3.3	Certificate of Change, dated April 27, 2010 (Incorporated by reference to the Registration Statement on 8-K filed with the Securities and Exchange Commission on June 10, 2010).
3.4	Certificate of Amendment, dated May 3, 2011 (Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
3.5	Certificate of Amendment, dated March 6, 2019 (Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
3.6	Certificate of Amendment, September 23, 2021 (Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
3.7	Certificate of Change, September 23, 2021 (Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
3.8	Certificate of Amendment, dated November 7, 2022 (Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
3.9	Amended and Restated Certificate of Designation for Series A Preferred Stock, dated November 7, 2022 (Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
3.10	Certificate of Withdrawal for Series B Preferred Stock, dated November 7, 2022 (Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
3.11	Certificate of Withdrawal for Series C Preferred Stock, dated November 7, 2022 (Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023).
3.12	Certificate of Amendment, dated October 10, 2024 (Incorporated by Reference to the Current Report on Form 8-K filed October 17, 2024).
3.13	Bylaws (Incorporated by reference to Registration Statement on Form S-1 filed July 21, 2008)
5.1**	Opinion of Ruskin Moscou Faltischek, PC
10.1	Promissory Note and Loan Agreement, dated August 16, 2024 (incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 21, 2024).
10.2	Restated and Amended Know-How and Patent License Agreement, dated as of January 9, 2025, between Polomar Health Services, Inc., and Pinata Holdings, Inc. (incorporated by reference to the Current Report on Form 8-K filed with the SEC on January 14, 2025).
10.3*	Professional Services Agreement, dated March 21, 2024, by and among Trustfeed Corp., Terrence M. Tierney and Profesco, Inc. (incorporated by reference to the Current Report on Form 8-K filed with the SEC on March 25, 2024).
10.4*	2024 Equity and Incentive Compensation Plan (incorporated by reference to Appendix B to the Definitive Schedule 14C Information Statement of the Company filed on August 1, 2024).
10.5	Product Fulfillment and Distribution Agreement, effective on March 12, 2025, and as amended on March 17, 2025, with For Humanity Health, Inc. and Island 40 Group, LLC (incorporated by reference to the Current Report on Form 8-K filed March 17, 2025)
10.6	First Amendment to Product Fulfillment and Distribution Agreement dated March 17, 2025 (incorporated by reference to the Current Report on Form 8-K filed March 17, 2025)

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10.7	Board of Directors Services Agreement and Exhibit A thereto, dated May 7, 2025, between the Company and Gabriel Del Virginia (incorporated by reference to the Form 10-K filed on May 22, 2025)
10.8	Board of Directors Services Agreement and Exhibit A thereto, dated May 7, 2025, between the Company and David Spiegel (incorporated by reference to the Form 10-K filed on May 22, 2025)
10.9	Board of Directors Services Agreement and Exhibit A thereto, dated June 21, 2025 between the Company and Terrence M. Tierney (incorporated by reference to the Quarterly Report on Form 10-Q filed on June 30, 2025)
10.10	Promissory Note and Loan Agreement with CWR 1, LLC dated July 21, 2025 (incorporated by reference to the Current Report on Form 8-K filed on July 25, 2025)
10.11	Addendum # 3 to the Professional Services Agreement dated March 21, 2024, by and among Polomar Health Services, Inc. (f/k/a Trustfeed Corp.), Terrence M. Tierney and Profesco Inc. (incorporated by reference to the Current Report on Form 8-K filed on July 29, 2025)
10.12	Promissory Note and Loan Agreement with Profesco Holdings, LLC dated July 28, 2025 (incorporated by reference to the Current Report on Form 8-K filed on July 29, 2025)
10.13	Amended and Restated Product Fulfillment and Distribution Agreement between ForHumanity Health, Inc., Island 40 Group, LLC and Polomar Health Services, Inc., dated August 25, 2025 (incorporated by reference to the Current Report on Form 8-K filed on August 29, 2025).
10.14**	Executive Employment Agreement, effective September 15, 2025, by and between the Company and Terrence M. Tierney*
21.1**	Subsidiaries of the Registrant
23.1**	Consent of Green Growth CPAs
23.2**	Consent of Ruskin Moscou Faltischek, PC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
101.INS**	Inline XBRL Instance - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH**	Inline XBRL Taxonomy Extension Schema.
101.CAL**	Inline XBRL Taxonomy Extension Calculation.
101.DEF**	Inline XBRL Taxonomy Extension Definition.
101.LAB**	Inline XBRL Taxonomy Extension Labels.
101.PRE**	Inline XBRL Taxonomy Extension Presentation.
104**	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107**	Filing Fee Table

*	Indicates Management contract or compensatory plan or arrangement
**	Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, superseded or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, or SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused and authorized this registration statement to be signed on its behalf by the undersigned.

Polomar Health Services, Inc.
September 15, 2025
	By:	/s/ Terrence M. Tierney
Terrence M. Tierney
President, Secretary, (Principal Executive Officer)

Each of the undersigned individuals hereby severally constitutes and appoints Terrence M. Tierney as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terrence M. Tierney	President, Secretary, and Director	September 15, 2025
Terrence M. Tierney	(Principal Executive Officer)

/s/ Charlie Lin	Chief Financial Officer and Treasurer	September 15, 2025
Charlie Lin	(Principal Financial and Accounting Officer)

/s/ Gabriel Del Virginia	Director	September 15, 2025
Gabriel Del Virginia

/s/ David Spiegel	Director	September 15, 2025
David Spiegel

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